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EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among:

CELESTICA INC.

MSL ACQUISITION SUB INC.

and

MANUFACTURERS' SERVICES LIMITED

Dated as of October 14, 2003

i

SECTION 3:	Representations and Warranties of Parent and Merger Sub		24
	3.1	Organization and Good Standing	24
	3.2	Authority; No Conflict	24
	3.3	Capital Structure	25
	3.4	SEC Reports	26
	3.5	Financial Statements	26
	3.6	Tax Matters	27
	3.7	No Undisclosed Liabilities	27
	3.8	Legal Proceedings	27
	3.9	Absence of Certain Changes and Events	27
	3.10	Brokers	27
	3.11	F-4/Proxy Statement	27
	3.12	Company Stock	27
SECTION 4:	Certain Pre-Closing Covenants of the Company and Parent		28
	4.1	Access and Investigation	28
	4.2	Operation of the Business; Certain Notices; Tax Returns	28
	4.3	No Solicitation	32
SECTION 5:	Additional Covenants of the Parties		33
	5.1	Registration Statement; Proxy Statement	33
	5.2	Company Stockholders' Meeting	34
	5.3	Regulatory Approvals; Consents	34
	5.4	Stock Options and Preferred Stock	35
	5.5	Employee Benefits	37
	5.6	Indemnification of Officers and Directors	38
	5.7	Disclosure	39
	5.8	Resignation of Officers and Directors	39
	5.9	Section 16b-3	39
	5.10	Affiliate Agreements	39
	5.11	Listing	39
	5.12	Officers' Tax Certificates	39
SECTION 6:	Conditions Precedent to Obligations of Each Party		40
	6.1	Effectiveness of Form F-4 Registration Statement	40
	6.2	Listing	40
	6.3	Stockholder Approval	40
	6.4	HSR Act	40
	6.5	No Restraints	40
	6.6	Foreign Antitrust Laws	40
SECTION 7:	Conditions Precedent to Obligations of Parent and Merger Sub		41
	7.1	Accuracy of Representations	41
	7.2	Capitalization	41
	7.3	Relevant Jurisdictions	41
	7.4	Customer Notices	41
	7.5	No Material Adverse Effect	41
	7.6	Performance of Covenants	41
	7.7	Consents	41
	7.8	Agreements and Documents	42
	7.9	No Litigation	42
	7.10	Tax Opinion	42

SECTION 8:	Conditions Precedent to Obligation of the Company		42
	8.1	Accuracy of Representations	42
	8.2	Performance of Covenants	42
	8.3	Documents	42
	8.4	Tax Opinion	42
	8.5	No Litigation	43
SECTION 9:	Termination		43
	9.1	Termination	43
	9.2	Effect of Termination	44
	9.3	Expenses; Termination Fees	44
SECTION 10:	Miscellaneous Provisions		47
	10.1	Amendment	47
	10.2	Waiver; Remedies Cumulative	47
	10.3	No Survival	47
	10.4	Entire Agreement	47
	10.5	Execution of Agreement; Counterparts; Electronic Signatures	47
	10.6	Governing Law	48
	10.7	Consent to Jurisdiction; Venue	48
	10.8	WAIVER OF JURY TRIAL	48
	10.9	Disclosure Schedules	48
	10.10	Assignments and Successors	48
	10.11	No Third Party Rights	49
	10.12	Notices	49
	10.13	Cooperation	50
	10.14	Construction; Usage	50
	10.15	Enforcement of Agreement	51
	10.16	Severability	51
	10.17	Time of Essence	51

EXHIBITS

Exhibit A	Certain Definitions
Exhibit B	Forms of Stockholder Agreements
B-1 Form of Institutional Stockholder Agreement
B-2 Form of Employee Stockholder Agreement
Exhibit C	Certificate of Incorporation of the Surviving Corporation
Exhibit D	Form of Affiliate Agreement

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger ("Agreement") is made and entered into as of October 14, 2003, by and among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"); MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Manufacturers' Services Limited, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        Parent, Merger Sub and the Company intend to effect a merger of the Company with and into the Merger Sub in accordance with this Agreement and the DGCL (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and the Merger Sub will remain a wholly owned subsidiary of Parent.

        It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        The respective boards of directors of Parent, Merger Sub and the Company have declared the advisability of and approved this Agreement and approved the Merger.

        As a condition to the willingness of Parent and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, Parent has required that (a) specified officers and directors of the Company agree, among other things, to vote all shares of Company Common Stock beneficially owned by such officers and directors in favor of the adoption of this Agreement in the event that such matter is put to the stockholders of the Company for a vote and (b) certain stockholders of the Company agree, among other things (i) to vote all shares of Company Common Stock, Series A Preferred and Series B Preferred beneficially owned by such stockholders in favor of the adoption of this Agreement in the event that such matter is put to the stockholders of the Company for a vote, and (ii) to grant an option to Parent for the purchase, under certain circumstances, of a portion of the shares of Company Common Stock beneficially owned by such stockholders and representing 30% of the aggregate voting power of the outstanding capital stock of the Company (the "Stockholder Options"), all as specified in, and in accordance with, the terms and provisions of stockholder agreements, dated as of the date hereof, among each stockholder (collectively, the "Stockholders"), Parent and Merger Sub, the forms of which are attached hereto as Exhibit B-1 and Exhibit B-2 (the "Stockholder Agreements"); and in order to induce Parent and Merger Sub to enter into this Agreement, the Stockholders are each executing and delivering their respective Stockholder Agreements simultaneously herewith.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1:    Description of Transaction.

        1.1    Merger of the Company with and into Merger Sub.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Following the Effective Time, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

        1.2    Effect of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.3    Closing; Effective Time.    The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "Certificate of Merger") shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the

Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of Parent (the "Effective Time").

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers.    At the Effective Time:

  (a)
  the Certificate of Incorporation of Merger Sub shall be amended in the Merger to read in its entirety as set forth on Exhibit C hereof;

  (b)
  The bylaws of Merger Sub immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation; and

  (c)
  the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time; and the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of the Company immediately prior to the Effective Time.

        1.5    Conversion of Shares.

  (a)
  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Merger Sub:

  (i)
  any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

  (ii)
  any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

  (iii)
  except as provided in clauses (i) and (ii) above and subject to Sections 1.5(b) and 1.5(c), each share of Company Common Stock then outstanding shall be converted into the right to receive a number (which may be less than one) of Parent Subordinate Voting Shares equal to the Share Exchange Ratio;

  (iv)
  each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall remain outstanding;

  (v)
  each share of Series A Preferred then outstanding (other than Dissenting Shares and other than shares for which a valid Stock Election has been made) shall be converted into the right to receive an amount in cash equal to $52.50, plus an amount equal to the dividends accrued and unpaid on such share of Series A Preferred to the date on which the Effective Time occurs;

  (vi)
  each share of Series B Preferred then outstanding (other than Dissenting Shares and other than shares for which a valid Stock Election has been made) shall be converted into the right to receive an amount in cash equal to $52.50, plus an amount equal to the dividends accrued and unpaid on such share of Series B Preferred to the date on which the Effective Time occurs;

  (vii)
  each share of Series A Preferred then outstanding for which a valid Stock Election has been made (other than Dissenting Shares) shall be converted into the right to receive a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (x) the number of shares of Company Common Stock into which a share of Series A Preferred is convertible immediately prior to the Effective Time pursuant to the terms of the Preferred Governing Documents and (y) the Share Exchange Ratio; and

  (viii)
  each share of Series B Preferred then outstanding for which a valid Stock Election has been made (other than Dissenting Shares) shall be converted into the right to receive (a) an amount in cash equal to $2.25 or, at the election of the Company (as directed in writing by Parent), a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (1) the number of shares of Company Common Stock issuable in satisfaction of the Optional Make

      Whole Payment (as defined in the Preferred Governing Documents) under the Preferred Governing Documents and (2) the Share Exchange Ratio and (b) a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (A) the number of shares of Company Common Stock into which a share of Series B Preferred is convertible immediately prior to the Effective Time pursuant to the terms of the Preferred Governing Documents and (B) the Share Exchange Ratio.

  (b)
  If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or the outstanding Parent Subordinate Voting Shares are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Share Exchange Ratio shall be appropriately adjusted.

  (c)
  No fractional Parent Subordinate Voting Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a Parent Subordinate Voting Share (after aggregating all fractional Parent Subordinate Voting Shares issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Parent Subordinate Voting Share on The New York Stock Exchange on the date the Merger becomes effective.

        1.6    Closing of the Company's Transfer Books.    At the Effective Time: (a) all shares of Company Common Stock, Series A Preferred and Series B Preferred outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and all holders of certificates representing shares of Company Common Stock, Series A Preferred and Series B Preferred that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock, Series A Preferred and Series B Preferred outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock, Series A Preferred and Series B Preferred shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock, Series A Preferred and/or Series B Preferred (a "Company Stock Certificate") is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7    Exchange of Certificates.

  (a)
  On or prior to the Closing Date, Parent shall select a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). From time to time after the Effective Time, as required to effect the deliveries contemplated by Section 1.7(b), (i) Parent shall make available to the Exchange Agent certificates representing Parent Subordinate Voting Shares issuable pursuant to this Section 1, (ii) Parent, or a wholly owned subsidiary of Parent, shall make available to the Exchange Agent cash sufficient to fund the cash consideration payable to holders of Series A Preferred and Series B Preferred in accordance with Sections 1.5(a)(v),1.5(a)(vi) and, if and to the extent applicable, 1.5(a)(viii), and (iii) Parent, or a wholly owned subsidiary of Parent, shall make available to the Exchange Agent cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) and dividend and distribution payments in accordance with Section 1.7(c).

  (b)
  As soon as reasonably practicable and in any event within ten (10) days after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for (x) certificates representing Parent Subordinate Voting Shares in the case of Company Common Stock and Series A Preferred and Series B Preferred with respect to which a valid Stock Election was made and cash in the amount that a holder of Series B

    Preferred Shares has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Shares and (y) cash in the case of Series A Preferred and Series B Preferred with respect to which a valid Stock Election was not made. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (x) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole Parent Subordinate Voting Shares that such holder has the right to receive, (2) in the case of Series A Preferred and Series B Preferred, cash in the amount that such holder has the right to receive if such holder has not made a valid Stock Election, or in the case of Series B Preferred Shares, cash in the amount that such holder has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Voting Shares, (3) cash in lieu of any fractional Parent Subordinate Voting Share and (4) any cash payable in accordance with Section 1.7(d), and (y) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive (1) Parent Subordinate Voting Shares in the case of Company Common Stock and Series A Preferred and Series B Preferred with respect to which a valid Stock Election was made and cash in the amount that a holder of Series B Preferred Shares has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Shares, (2) cash in the case of Series A Preferred and Series B Preferred with respect to which a valid Stock Election was not made, (3) cash in lieu of any fractional Parent Subordinate Voting Share as contemplated by this Section 1 and (4) any cash payable in accordance with Section 1.7(d). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Subordinate Voting Shares and/or cash, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

  (c)
  If any Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company has not delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10, then, with respect to Parent Subordinate Voting Shares issuable to such Person pursuant to the Merger, Parent may affix a legend to any certificate representing such shares describing the transfer restrictions of Rule 145 and issue related "stop transfer" instructions with respect thereto.

  (d)
  No dividends or other distributions declared or made with respect to Parent Subordinate Voting Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the Parent Subordinate Voting Shares that such holder has the right to receive in connection with the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7. Following surrender of any such Company Stock Certificate, there shall be paid to such holder, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Subordinate Voting Share to which such holder is entitled pursuant to Section 1.5(c) and the proportionate amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Subordinate Voting Shares, and (ii) at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Subordinate Voting Shares.

  (e)
  Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock, Series A Preferred or Series B Preferred such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

  (f)
  Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock, Series A Preferred or Series B Preferred or to any other Person with respect to any Parent Subordinate Voting Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

        1.8    Shares of Dissenting Preferred Stockholders.    Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Series A Preferred or Series B Preferred held by a person (a "Dissenting Stockholder") who shall not have voted to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 1.5, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of Series A Preferred or Series B Preferred shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder's shares of Series A Preferred or Series B Preferred shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the merger consideration set forth in Section 1.5.

        1.9    Tax Consequences.    For United States federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.10    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2:    Representations and Warranties of the Company.    The Company represents and warrants to Parent and Merger Sub as follows:

        2.1    Organization and Good Standing.

  (a)
  Each Acquired Corporation is a corporation duly organized, validly existing and in good standing, or the equivalent status for non-United States Acquired Corporations, under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to conduct its business as now being conducted, to own or use the respective properties and assets that it purports to own or use, and to perform all of its obligations under Acquired Corporation Contracts to which it is a party. Each Acquired Corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (b)
  Part 2.1(b) of the Company Disclosure Schedule lists all Acquired Corporations and indicates as to each its jurisdiction of organization and, except in the case of the Company, its stockholders. The Company has made available to Parent copies of, the certificate or articles of incorporation, by-laws and other organizational documents (collectively, "Organizational Documents") of each of the Acquired Corporations, as currently in effect.

  (c)
  The Company has made available to Parent copies of, the charters of each committee of the Company's Board of Directors and any code of conduct or similar policy adopted by the Company.

        2.2    Authority; No Conflict.

  (a)
  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (the "Contemplated Transactions"). The execution and delivery of this Agreement, by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority in voting power of the then outstanding shares of capital stock of the Company (the "Required Company Stockholder Vote") and the filing of appropriate merger documents as required by the DGCL). The Board of Directors of the Company has unanimously approved this Agreement, declared it to be advisable and resolved to recommend to stockholders of the Company that they vote in favor of the adoption of this Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

  (b)
  Except as set forth in Part 2.2(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Corporations, or (B) any resolution adopted by the Board of Directors or the stockholders of any of the Acquired Corporations; (ii) subject to obtaining the Required Company Stockholder Vote and compliance with the requirements specified in clauses (A) through (D) of Section 2.2(c), contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Acquired Corporations, or that otherwise relates to the business of, or any of the assets owned or used by, any of the Acquired Corporations; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; (v) require a Consent under any Material Contract or under any Government Authorization from any Person; or (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations, except, in the case of clauses (ii), (iii), (iv), (v) and (vi), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Merger or otherwise prevent the Company from performing any of its material obligations under this Agreement and would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (c)
  Except as set forth in Part 2.2(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the HSR Act, (C) filing of a certificate of merger as required by the DGCL and appropriate corresponding documents with the appropriate authorities in other states in which the Company is qualified as a foreign corporation to transact business and (D) the non-United States competition, antitrust and investment laws set forth in Part 2.2(c) of the Company Disclosure Schedule and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent the Company from performing any of its material obligations under this Agreement and would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

        2.3    Capitalization.    As of the date of this Agreement, the authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock (of which 2,000,000 shares have been designated as Senior Exchangeable Preferred Stock Due 2006, 1,030,000 shares have been designated as 5.25% Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred") and 500,000 shares have been designated as 4.5% Series B Convertible Preferred Stock (the "Series B Preferred")). As of the date hereof: (a) 34,398,030 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (b) 6,451,728 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options granted to the Company's officers, directors and employees pursuant to the Company's stock option plans and employee stock purchase plans (the "Company Stock Options"); (c) 3,047,533 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants of the Company; (d) 1,551,220 shares of Company Common Stock are held in the treasury of the Company; (e) 3,963,997 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Options not yet granted; (f) 830,000 shares of Series A Preferred are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (g) 500,000 shares of Series B Preferred are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. No shares of the Company's Senior Exchangeable Preferred Stock Due 2006 are outstanding. Except as set forth in Part 2.3 of the Disclosure Schedule, as of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness or, other than the capital stock, options and warrants described in the immediately preceding sentence, securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Part 2.3 of the Company Disclosure Schedule sets forth the ownership of the capital stock or other equity interests of each Acquired Corporation other than the Company that is not wholly owned, directly or indirectly, by the Company. Except as set forth in the preceding sentences of this Section 2.3 or in Part 2.3 of the Company Disclosure Schedule, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Company Stock Options and the Company warrants outstanding as of the date hereof. Except as set forth in this Section 2.3 or in Part 2.3 of the Company Disclosure Schedule, as of the date of this Agreement, there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character (collectively, "Options") relating to the issued or unissued capital stock of any of the Acquired Corporations, or obligating any of the Acquired Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, the Company or any of its Subsidiaries. The Company has delivered to Parent, with respect to each Option granted by any Acquired Corporation, as of the date of this Agreement, information regarding the identity of the grantee, the number of Options subject to the grant, the exercise/conversion price (either on an individual basis or by range (not exceeding $1.00 each) of exercise prices), and expiration date and, if applicable, the stock option plan under which it was issued. All shares of Company Common Stock subject to issuance as described above will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Part 2.3 of the Company Disclosure Schedule, none of the Acquired Corporations has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other stock of the Company or any capital stock of any of the Company's Subsidiaries, or to make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company's Subsidiaries or any other Person. Except as set forth in Part 2.3 of the Company Disclosure Schedule, each outstanding share of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by any of the Acquired Corporations is free and clear of all Encumbrances. None of the outstanding equity securities or other securities of any of the Acquired Corporations was issued in violation of the Securities Act or any other Legal Requirement. None of the Acquired Corporations owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the

Company) or any direct or indirect equity or ownership interest in any other business. None of the Acquired Corporations is or has ever been a general partner of any general or limited partnership.

        2.4    SEC Reports.    The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000. Part 2.4 of the Company Disclosure Schedule lists and the Company has delivered to Parent copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement: (i) the Company's Annual Reports on Form 10-K for each fiscal year of the Company beginning since December 31, 2000, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Parent pursuant to, or are available through EDGAR as contemplated by, this Section 2.4) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the "Company SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Company SEC Reports"), (vi) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) or (ii) above (collectively, the "Certifications"), and (vii) all comment letters received by the Company from the Staff of the SEC since December 31, 2000 and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications (other than those containing materiality qualifications) are each true and correct in all material respects and the Certificates containing materiality qualifications are each true and correct in all respects. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company is in compliance with the applicable listing rules of The New York Stock Exchange and has not since December 31, 2000 received any notice from The New York Stock Exchange asserting any non-compliance with such rules. As used in this Section 2.4, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC (regardless of whether public or confidential), but shall not include transmittal letters.

        2.5    Financial Statements.    The financial statements and notes contained or incorporated by reference in the Company SEC Reports fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company, on a consolidated basis, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with US GAAP and Regulation S-X of the SEC, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse on a consolidated basis) and the omission of notes to the extent permitted by Regulation S-X of the SEC (that, if presented, would not, except as set forth in Part 2.5 of the Company Disclosure Schedule, differ materially from notes to the financial statements included in the most recent Annual Report on Form 10-K included in the Filed Company SEC Reports); the financial statements referred to in this Section 2.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Corporations are required by US GAAP to be included in the consolidated financial statements of the Company. Part 2.5(a) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company's auditors for the Acquired Corporations since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services; all such non-audit services performed after the effective time of Section 202 of the Sarbanes-Oxley Act of 2002 were approved as required thereby. The Acquired Corporations have designed and are using a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP and the Exchange Act. The Company has delivered to Parent copies of the documents creating or governing all of the securitization transactions to which the Company or any of its Subsidiaries is a party. The corporate records and minute books of the Acquired Corporations have been maintained substantially in accordance with all applicable Legal Requirements and are complete and accurate in all material respects. Financial books and records and accounts of the Acquired Corporations used in preparation of the Company's Financial Statements: (x) have been maintained in accordance with good business practices on a basis consistent with prior years, (y) are stated in reasonable detail and reflect the transactions of the Acquired Corporations in all material respects, and (z) reflect the basis for the Company's consolidated financial statements in all material respects. The projections and forecasts of the Acquired Corporations for their 2004 fiscal year prepared by the Senior Management as of the date of this Agreement and previously provided to Parent (the "Projections") were prepared in good faith for the Acquired Corporations on a stand alone basis (without taking into account any business combination or acquisition), were based on information deemed relevant by Senior Management, and were based upon Senior Management's good faith estimates and assumptions as of the date of this Agreement.

        2.6    Property; Sufficiency of Assets; Inventories.

  (a)
  Except as described in Part 2.6(a) of the Company Disclosure Schedule, the Acquired Corporations (i) have good and valid title to all property material to the business of the Acquired Corporations and reflected in the latest financial statements included in the Company SEC Reports as being owned by the Acquired Corporations or acquired after the date thereof (except for property sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Encumbrances except (A) statutory Encumbrances securing payments not yet due, (B) Encumbrances arising from the Company's credit agreements and the mortgage of the Acquired Corporations' facility in Spain identified in Part 2.7(a)(iii) of the Company Disclosure Schedule and (C) such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby in any material respect or otherwise materially impair business operations at such properties, and (ii) are collectively the lessee of all property material to the business of the Acquired Corporations and reflected as leased in the latest audited financial statements included in the Company SEC Reports (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except in each case for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not reasonably be likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (b)
  Except as described in Part 2.6(b) of the Company Disclosure Schedule, and except for reasonable variation in the normal course of an electronics manufacturing services business, the Inventory does not include any material items of obsolete, custom or customer specific Inventory that is not supported by customer demand, customer contractual obligations to purchase such Inventory (under which the customer is obligated to repurchase at the Company's cost thereof) or appropriate forecasts communicated to the Company, the value of which has not been written down on its books of account to net realizable market value. The Inventory levels of the Acquired Corporations have been maintained since the date of the Balance Sheet at such amounts as are reasonable and required for the ongoing operation of their respective businesses.

        2.7    Receivables; Customers.

  (a)
  All existing accounts receivable of the Acquired Corporations represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business.

  (b)
  Part 2.7(b) of the Company Disclosure Schedule lists each customer or other Person that (i) accounted for more than $15,000,000 of the net sales of the Acquired Corporations in calendar year 2002 and continued to be a customer of the Acquired Corporation as of January 1, 2003 or (ii) accounted for more than $3,000,000 of the net sales of the Acquired Corporations in the fiscal quarter ending September 29, 2003 (each, a "Material Customer"). From January 1, 2003 through the date of this Agreement, there has been no termination or cancellation of, and no change or modification materially adverse to the Acquired Corporations in, any Contract with a Material Customer. As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of a Material Customer indicating that such Material Customer intends to (i) terminate its contract or reduce the annual volume of goods and services purchased from the Acquired Corporations by an amount greater than 20% of the product of (x) the net sales recorded for such Material Customer in the third fiscal quarter of 2003, and (y) four, (ii) purchase goods and services from the Acquired Corporations in fiscal year 2004 in an amount, measured as net sales of the Company in fiscal year 2004, which is less than 90% of the 2003 annualized net sales of such Material Customer, where annualized net sales for this clause (ii) are measured as 133% of actual net sales recorded for such Material Customer during the nine months ending September 28, 2003; (iii) generate Direct Profit Margin Dollars which are less than 90% of the 2003 annualized Direct Profit Margin Dollars generated by such Material Customer, where annualized Direct Profit Margin Dollars for this clause (iii) are measured as 133% of actual Direct Profit Margin Dollars generated by such Material Customer during the nine months ending September 28, 2003; or (iv) require that, in fiscal year 2004, the Acquired Corporations shift a material amount of the Material Customer's production to a geography where the Acquired Corporations are not currently doing business.

  (c)
  Part 2.7(c) of the Company Disclosure Schedule lists each customer or other Person (but excluding any Material Customer other than the Material Customers specifically identified in Part 2.7(c) of the Company Disclosure Schedule) that accounts for more than $15,000,000 of the consolidated net sales of the Acquired Corporations in the Projections (each a "New Material Customer"). As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of a New Material Customer indicating that such New Material Customer intends to purchase goods and services from the Acquired Corporations in fiscal year 2004 (A) in an amount, measured as Company net sales in fiscal year 2004, less than 90% of the net sales included in the Projections for that New Material Customer or (B) generating Direct Profit Margin Dollars less than 90% of the Direct Profit Margin Dollars included in the Projections for that New Material Customer. As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of the Company's largest customer at its site in Charlotte, North Carolina to the effect that such customer will require that the production of goods and services being produced for that customer in the Charlotte, North Carolina site be relocated to another location.

        2.8    Equipment; Real Property; Leaseholds.    Except as set forth in Part 2.8 of the Disclosure Schedule, all material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. Except as set forth in Part 2.8 of the Company Disclosure Schedule, none of the Acquired Corporations own any material real property or any material interest in real property. Part 2.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Acquired Corporations' material real property leases as of the date of this Agreement.

        2.9    Proprietary Assets.

  (a)
  Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body and material to the business of the Acquired Corporations, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule lists any Contract containing any ongoing royalty or payment obligations in excess of $50,000 per annum with respect to each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public for a one time fee). The Acquired Corporations have good and valid title to all of the Proprietary Assets owned by the Acquired Corporations and material to their business, free and clear of all Encumbrances except for Encumbrances arising from the Company's credit agreements. The Acquired Corporations have a valid right to use as a licensee all Proprietary Assets identified in Part 2.9(a)(ii) of the Company Disclosure Schedule, subject to the Bankruptcy and Equity Exception. Except as set forth in Part 2.9(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Proprietary Asset owned by the Acquired Corporations and material to their business with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person (other than an Acquired Corporation) has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset owned by the Acquired Corporations and material to their business. The Company has delivered to Parent a copy of all Contracts, including all amendments thereto, which relate to the material Proprietary Assets owned or used by any Acquired Corporation.

  (b)
  The Acquired Corporations have taken reasonable and appropriate measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets. In the ordinary course of the Company's business, the Company's policy in the United States has been and continues to be to obtain an executed agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Confidentiality Information and Inventions and Non-Competition Agreements previously delivered by the Company to Parent from each employee of the Acquired Corporations in the United States who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset. To the Company's knowledge, the Company's policy outside the United States has been and continues to be to obtain reasonably similar coverage to that afforded by the form of Confidential Information and Inventions Agreement in the United States, either through executed agreements or the Legal Requirements in the Relevant Jurisdiction. To the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

  (c)
  Except as set forth on Part 2.9(c) of the Company Disclosure Schedule, to the Company's knowledge, (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations and which are material to the business of the Acquired Corporations are valid, enforceable and subsisting, and the applicable Acquired Corporation has renewed or made application to renew all registrations of such Acquired Corporation Proprietary Assets and has paid all applicable fees, all within the applicable renewal periods; (ii) none of the material Acquired Corporation Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned by any other Person; (iii) none of the products that are or have been designed, created or developed, nor any of the services that have been or are being provided, by any of the Acquired Corporations is or was infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned by any other Person, and none of the Acquired Corporations has received any written notice of or, to the Company's knowledge, any other communication or information regarding any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

  (d)
  To the Company's knowledge, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted. Except as set forth on Part 2.9(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Proprietary Assets owned by the Acquired Corporations to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person (other than any such limit in the scope of any license granted to an Acquired Corporation for any Proprietary Asset).

  (e)
  The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Proprietary Assets of their customers, including all such measures required by the terms of any Acquired Corporation Contract with a customer.

        2.10    No Undisclosed Liabilities.    Except as disclosed in the Filed Company SEC Reports or as set forth in Part 2.10 of the Company Disclosure Schedule, the Acquired Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, choate or inchoate or otherwise) that would be required to be reflected in a balance sheet prepared in accordance with US GAAP or disclosed in the notes thereto, except for liabilities or obligations adequately and fully reflected or reserved against in the Balance Sheet in accordance with US GAAP, consistently applied, or disclosed in the notes thereto, liabilities incurred since the date of the Balance Sheet in the ordinary course of business, and contingent or inchoate liabilities that would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations.

        2.11    Taxes.

  (a)
  Timely Filing of Tax Returns.    The Acquired Corporations have filed or caused to be filed all material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. All material Tax Returns filed by (or that include on a consolidated basis) any of the Acquired Corporations were in all respects true, complete and correct in all material respects and filed on a timely basis. To the extent required in connection with the filing of any Tax Return or under any other Legal Requirement, including Treasury Regulation Section 1.6662-6(d)(3), the Acquired Corporations have materially satisfied any contemporaneous documentation requirements. No Taxing Authority in any jurisdiction in which any Acquired Corporation does not file Tax Returns has asserted in writing that such Acquired Corporation is, or may be, subject to any Tax (or required to file any Tax Return) in that jurisdiction.

  (b)
  Payment of Taxes.    The Acquired Corporations have, within the time and in the manner prescribed by any applicable Legal Requirement, paid all material Taxes that are due and payable.

  (c)
  Withholding Taxes.    Each of the Acquired Corporations has complied with all material applicable Legal Requirements relating to the withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable Legal Requirement) and has, within the times and in the manner prescribed by any applicable Legal Requirement, paid over such withheld amounts to the proper Taxing Authorities.

  (d)
  Audits.    No Tax Return of any of the Acquired Corporations is under audit or examination by any Taxing Authority, no written or, to the Company's knowledge, unwritten notice of such an audit or examination has been received by any of the Acquired Corporations, the Acquired Corporations have no knowledge of any threatened audits, investigations or claims for or relating to Taxes, and, to the Company's knowledge, there are no material matters under discussion with any Taxing Authority with respect to Taxes of any of the Acquired Corporations (excluding any discussion in which the identity of the taxpayer has not been revealed to the Taxing Authority). No material issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no material issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Company has made available to Parent copies of all examiner's or auditor's reports, notices of any material proposed adjustments or similar commissions received by any of the Acquired Corporations from any Taxing Authority. The United States federal income Tax Returns of the Acquired Corporations have never been audited by the Internal Revenue Service.

  (e)
  Tax Reserves.    To the Company's knowledge, there exists no material proposed assessment of Taxes against any of the Acquired Corporations except as disclosed in Part 2.11(e) of the Company Disclosure Schedule. The financial statements contained in the Company's most recently Filed Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of the most recent balance sheet included in such financial statements.

  (f)
  Tax Sharing Agreements.    The Company has made available to Parent copies of any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or, to the Company's knowledge, any similar material written or unwritten agreement or arrangement with respect to Taxes to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound.

  (g)
  Waiver of Statutes of Limitations.    None of the Acquired Corporations has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to a material amount of Taxes or any material Tax Return.

  (h)
  Powers of Attorney.    No power of attorney currently in force has been granted by any of the Acquired Corporations concerning a material amount of Taxes or any material Tax Return.

  (i)
  Tax Rulings.    Except as disclosed on Part 2.11(i) of the Company Disclosure Schedule, (i) none of the Acquired Corporations has received or been the subject of a material Tax Ruling (as defined below) or a request for a material Tax Ruling, and (ii) none of the Acquired Corporations has entered into a material Closing Agreement (as defined below) with any Taxing Authority that would have a continuing effect after the Closing Date. "Tax Ruling" means a written ruling of a Taxing Authority relating to Taxes. "Closing Agreement" means a written and legally binding agreement with a Taxing Authority relating to Taxes (including any advance pricing agreement).

  (j)
  Availability of Tax Returns.    The Company has made available to Parent copies of all material Tax Returns, and any amendments thereto, filed by or on behalf of, or which include, any of the Acquired Corporations, for all taxable periods ending on or after December 31, 2000 and prior to the Closing Date.

  (k)
  Availability of Books and Records.    The Acquired Corporations have maintained all information, workpapers, schedules or any other documentation necessary for filing any required material Tax Return which has not been filed for any tax year which includes any period prior to or including the Closing Date.

  (l)
  Opinions of Counsel.    The Company has made available to Parent copies of all material memoranda and material written opinions of Tax counsel, whether inside or outside Tax counsel, and other Tax advisors, which have been received by any of the Acquired Corporations with respect to material matters relating to Taxes within the last three taxable years.

  (m)
  Section 481 Adjustments.    None of the Acquired Corporations is required to include in income any material amount in any taxable period ending after the Closing Date pursuant to an adjustment required under Code Section 481 by reason of a voluntary change in accounting method initiated by any of the Acquired Corporations, and the Internal Revenue Service has not proposed any such change in accounting method.

  (n)
  Net Operating Loss Carryovers and Tax Credit Carryovers.    As of December 31, 2002, the Acquired Corporations, in the aggregate, had net operating loss carryovers available to offset United States federal income of not less than $58,000,000. As of December 31, 2002, the Acquired Corporations, in the aggregate, had foreign Tax credit carryovers available to offset United States federal income tax liability of not less than $1,400,000. None of the Acquired Corporations has experienced an ownership change within the meaning of Sections 382 and 383 of the Code after November 3, 2000. None of the Acquired Corporations is subject to the separate return limitation year provisions of Treasury Regulation Section 1.1502.

  (o)
  Section 338 Election.    No election under Section 338 has been made by or with respect to any of the Acquired Corporations or any of their respective assets or properties within the last three taxable years.

  (p)
  Intercompany Transactions.    None of the Acquired Corporations has engaged in any transactions with affiliates which would require the recognition of income by any of the Acquired Corporations with respect to such transaction for any period ending on or after the Closing Date.

  (q)
  Section 280(G).    Except as disclosed in Part 2.11(q) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code.

  (r)
  Section 355.    None of the Acquired Corporations has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under

    Section 355 of the Code (i) at any time during the two-year period ending immediately prior to the date of this Agreement or (ii) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

  (s)
  Other Interests.    None of the Acquired Corporations owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation or (iii) passive foreign investment company.

  (t)
  USRPHC.    The Company is not a "United States real property holding corporation" ("USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations under the Code) that occurred in the five-year period preceding the Closing.

  (u)
  Qualification as a Reorganization.    None of the Acquired Corporations has taken any action, nor to the Company's knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  (v)
  Section 1504.    None of the Acquired Corporations has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than an affiliated group of which the Company is the common parent corporation for purposes of Section 1504 of the Code.

        2.12    Employee Benefits.

  (a)
  Part 2.12(a) of the Company Disclosure Schedule includes a complete list of, and the Company has made available to Parent a copy of (or if there is no written document, a written summary of), all employee benefit plans, programs, policies, practices and other arrangements currently providing benefits to any current or former United States employee, officer or director of any of the Acquired Corporations organized in any United States jurisdiction or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any such Acquired Corporation or to which any such Acquired Corporation contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all other employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control and fringe benefit plans, programs or agreements.

  (b)
  Except as required under this Agreement or set forth in Part 2.12(b) of the Company Disclosure Schedule, since December 31, 2002, there has not been (i) any adoption or material amendment by any of the Acquired Corporations of any Plans (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any beneficiary thereof, or entered into, maintained or contributed to, as the case may be, by any of the Acquired Corporations which would provide for a modification of benefits or consideration due thereunder which would exceed $1,000,000 in the aggregate under all Plans (excluding any employment agreements or amendments thereto listed in Part 2.12(b) of the Disclosure Schedule), or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Plan which would, in either case, increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 2002. Except as expressly contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any United States employee of the Acquired Corporations organized in any United States jurisdictions and all Plans permit assumption by Parent upon consummation of the Contemplated Transactions without the consent of any participant.

  (c)
  For purposes of this Agreement, the following definitions apply: "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code and (iv) corresponding or similar provisions of foreign laws or regulations; "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder; "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

  (d)
  With respect to each Plan, the Company has delivered to Parent a copy of: (i) each writing constituting a part of such Plan, including all plan documents, benefit schedules, trust agreements and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any.

  (e)
  Part 2.12(e) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and, to the knowledge of the Company, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan is intended to meet the requirements of Code Section 501(c)(9).

  (f)
  All contributions required to be made to any Plan by applicable Legal Requirements or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in the Company SEC Reports to the extent required by US GAAP.

  (g)
  The Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all Legal Requirements applicable to the Plans. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code. No prohibited transaction has occurred with respect to any Plan which could result in material liability to the Company.

  (h)
  The Company does not now maintain, and has at no time maintained, (i) a Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a "multiemployer pension plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or (iii) a funded welfare benefit plan as defined in Section 419 of the Code.

  (i)
  All group health plans maintained by the Company or any ERISA Affiliate have been operated in material compliance with the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, the provisions of law enacted by the Health Insurance Portability and Accountability Act of 1996, and any similar law.

  (j)
  (1) No reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the Contemplated Transactions will not result in the occurrence of any such reportable event, and (2) all liabilities in connection with the termination of any employee pension benefit plan that was sponsored, maintained or contributed to by any Acquired Corporation at any time within the past three years have been fully satisfied.

  (k)
  There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any Acquired Corporation following the Closing. Without limiting the generality of the foregoing, neither any Acquired Corporation nor any ERISA Affiliate of any

    Acquired Corporation has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

  (l)
  Part 2.12(l) of the Company Disclosure Schedule identifies any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or other applicable Legal Requirement and at no expense to any Acquired Corporation.

  (m)
  Part 2.12(m) of the Company Disclosure Schedule identifies (x) the employee benefit plans, programs, policies, practices and other arrangements currently providing benefits to any current or former employee, officer or director of any of the Acquired Corporations not organized in any United States jurisdiction, or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any such Acquired Corporation or to which any such Acquired Corporation contributes or is obligated to contribute (the "Non-US Plans"), other than those providing benefits mandated by Legal Requirements or customary in the ordinary course of business in the Relevant Jurisdiction (the "Other Non-US Plans") and (y) any agreements pursuant to which benefits are modified or triggered as a result of a change of control of the Company or any Acquired Corporation other than those providing benefits mandated by Legal Requirements. The Non-US Plans and the Other Non-US Plans (i) comply in all material respects with applicable Legal Requirements, (ii) are fully funded or reserved against in the Balance Sheet, in each case to the extent required under applicable Legal Requirements and US GAAP, and (iii) do not provide participants any equity interest or any Option in any Acquired Corporation other than the Company.

  (n)
  No labor organization or group of employees of the Acquired Corporations has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of the Acquired Corporations has complied with the Worker Adjustment and Retraining Notification Act.

  (o)
  There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of any Acquired Corporation to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

  (p)
  Part 2.12(p) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contract, other than routine travel and expense advances made to employees in the ordinary course of business. The Acquired Corporations have not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. Part 2.12(p) of the Company Disclosure Schedule identifies any extension of credit maintained by the Acquired Corporations to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

        2.13    Compliance with Legal Requirements; Governmental Authorizations.    To the Company's knowledge, the Acquired Corporations are, and at all times have been, in material compliance with each Legal Requirement that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets and no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) would be reasonably likely to constitute or result in a material violation by any of the Acquired Corporations of, or a substantial failure on the part of any of the Acquired Corporations to comply with, any Legal Requirement, or (ii) would be reasonably likely to give rise to any obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. Since December 31, 2001, none of the Acquired Corporations has received, at any time, any written notice or, to the Company's knowledge, any other communication from any Governmental Body or any other Person asserting (x) any actual or alleged violation of, or failure to comply with, any material

Legal Requirement, or (y) any actual or alleged obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any material portion of the cost of, any substantial remedial action.

        2.14    Environmental Matters.    Except as set forth on Part 2.14 to the Company Disclosure Schedule or identified in any report furnished under Section 2.14(g) hereunder:

  (a)
  Each Acquired Corporation is, and at all times has been, in material compliance with, and has not been and is not in material violation of or have any material liability under, any Environmental Law. No Acquired Corporation has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential material violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear material costs for any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had had an interest and for which any Acquired Corporation may be held responsible, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed of, recycled, or received.

  (b)
  There are no pending or, to the knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any material Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had had an interest and for which any Acquired Corporation may be held responsible.

  (c)
  No Acquired Corporation has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any written or, to the Company's knowledge, other material citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Activities or Hazardous Materials, or any alleged, actual or potential material violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear material costs for any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had an interest and for which any Acquired Corporation may be held responsible, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed of, recycled or received.

  (d)
  No Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, has any material Environmental, Health and Safety Liabilities with respect to the Facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Corporation (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities.

  (e)
  To the knowledge of the Company, there are no Hazardous Materials present on or in the Environment at the Facilities or, which originated at the Facility when any Acquired Corporation owned or operated such Facility but are now at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon in a condition, volume or concentration reasonably likely to result in a material Environmental Health and Safety Liability. No Acquired Corporation, any other Person for whose conduct they are or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted or is aware of, any

    Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation has or had an interest except for instances which would not be reasonably likely to result in a material Environmental Health and Safety Liability.

  (f)
  To the knowledge of the Company, there has been no release or, to the knowledge of the Company, threat of release, by any Person of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, used, manufactured, refined, transferred, disposed of, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Corporation has or had an interest, or to the knowledge of the Company, any geologically or hydrologically adjoining property, except for releases that are not reasonably likely to result in a material Environmental Health and Safety Liability.

  (g)
  The Company has delivered to Parent copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by any Acquired Corporation pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

        2.15    Legal Proceedings.

  (a)
  Except as disclosed in the Filed Company SEC Reports, or as set forth in Part 2.15(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against any of the Acquired Corporations or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Acquired Corporations, except for such Legal Proceedings as are normally incident to the business carried on by the Acquired Corporations and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations, (ii) that would prevent or materially delay the consummation of the Contemplated Transactions, or (iii) against any director or officer of any of the Acquired Corporations pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

  (b)
  Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, to the knowledge of the Company, (i) no Legal Proceeding that if pending would be required to be disclosed under Section 2.15(a) has been threatened, and (ii) no event has occurred or circumstance exists that would reasonably be likely to give rise to or serve as a basis for the commencement of any such Legal Proceeding.

  (c)
  No Acquired Corporation is subject to any outstanding order, writ, injunction or decree which has had or is likely to have a Material Adverse Effect on the Acquired Corporations or which would prevent or materially delay the consummation of the Contemplated Transactions.

        2.16    Absence of Certain Changes and Events.    Except as set forth in Part 2.16 of the Company Disclosure Schedule, from the date of the Balance Sheet (or since December 31, 2002, where indicated), (1) the Acquired Corporations have conducted their businesses only in the ordinary course of business consistent with past practice and there has not been any Material Adverse Effect on the Acquired Corporations, and (2) no event has occurred or circumstance exists that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on the Acquired Corporations, or:

  (a)
  any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be likely to have a Material Adverse Effect on the Acquired Corporations;

  (b)
  (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of any Acquired Corporation other than dividends on the Series A Preferred and Series B Preferred and the Optional Make Whole Payment on the Series B Preferred as required by the Preferred Governing Documents, or (ii) any repurchase, redemption or other acquisition by any Acquired Corporation of any shares of capital stock or other securities;

  (c)
  any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of any Acquired Corporation (except for Company Common Stock issued upon the valid exercise of outstanding Options, in satisfaction of the Optional Make Whole Payment on the Series B Preferred, in payment of dividends on the Series A Preferred or Series B Preferred, upon conversion of Series A Preferred or Series B Preferred, or pursuant to the 2000 Employee Stock Purchase Plan of the Company, as amended (the "ESPP")), (ii) any option, warrant or right to acquire any capital stock or any other security of any Acquired Corporation (except for Company Stock Options) or (iii) any instrument convertible into or exchangeable for any capital stock or other security of any Acquired Corporation;

  (d)
  any amendment or waiver of any of the rights of any Acquired Corporation under, or acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Stock Option, or (iii) any restricted stock purchase agreement;

  (e)
  any amendment to any Organizational Document of any of the Acquired Corporations, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any Acquired Corporation;

  (f)
  any creation of any Subsidiary of an Acquired Corporation or acquisition by any Acquired Corporation of any equity interest or other interest in any other Person;

  (g)
  since December 31, 2002, any capital expenditure by any Acquired Corporation which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Balance Sheet (other than those permitted by Section 4.2(b)(vi) of this Agreement), exceeds $12,000,000 in the aggregate;

  (h)
  any waiver of any material right or remedy under, any Contract with any Material Customer or any New Material Customer;

  (i)
  any (i) acquisition, lease or license by any Acquired Corporation of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by any Acquired Corporation of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by any Acquired Corporation of any material claim, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

  (j)
  since December 31, 2002, except as disclosed in the Filed Company SEC Reports, any write-off, prior to the date of this Agreement, of any accounts receivable as uncollectible, or establishment of any extraordinary reserve with respect to any account receivable or other indebtedness of an Acquired Corporation;

  (k)
  any pledge of any assets of, or sufferance of any of the assets of, an Acquired Corporation to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

  (l)
  any (i) loan by an Acquired Corporation to any Person other than another Acquired Corporation, or (ii) incurrence or guarantee by an Acquired Corporation of any indebtedness for borrowed money on behalf of any Person other than an Acquired Corporation;

  (m)
  since December 31, 2002, any (i) adoption, establishment, entry into or amendment by an Acquired Corporation of any Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors or executive officers of the Company, or, other than in the ordinary course of business consistent with past practice, any other employees of any Acquired Corporation;

  (n)
  any material change of the methods of accounting or accounting policies of any Acquired Corporation;

  (o)
  any material Tax election by any Acquired Corporation;

  (p)
  any settlement of any material Legal Proceeding by any Acquired Corporation; or

  (q)
  any agreement or commitment to take any of the actions referred to in clauses (c) through (p) above.

        2.17    Contracts; No Defaults.

  (a)
  Part 2.17(a) of the Company Disclosure Schedule lists, and, except to the extent filed in full without redaction as an exhibit to a Filed Company SEC Report, the Company has made available (or, in the case of clause (iv) below, delivered) to Parent copies of, each Acquired Corporation Contract (including any amendment to any of the foregoing):

  (i)
  required to be filed pursuant to paragraphs (b)(9) or (b)(10) of Item 601 of Regulation S-K of the SEC;

  (ii)
  with any director or officer of the Company (other than any Plans applicable generally to employees, copies of which were made available to Parent, or Contracts executed pursuant to, and in accordance with, such Plans), or with any affiliate of the Company and required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC;

  (iii)
  evidencing, governing or relating to indebtedness incurred by any Acquired Corporation for borrowed money or any guarantee by any Acquired Corporation of indebtedness of any other Person;

  (iv)
  any Contract with any Material Customer or any New Material Customer or with any other Person which constituted one of the top ten customers of the Acquired Corporations, measured by revenue, for the six months ended June 30, 2003;

  (v)
  that in any material way purports to restrict the business activity of any Acquired Corporation or any of their affiliates or to limit the freedom of any Acquired Corporation or any of their affiliates to engage in any line of business or to compete with any Person or in any geographic area or to retain any Person (other than any such limit in the scope of any license granted to an Acquired Corporation for any Proprietary Asset or any non-compete, non-solicitation or similar restriction applicable to any director, officer or employee of an Acquired Corporation, in his or her individual capacity);

  (vi)
  providing for indemnification of any officer, director, employee or agent (but, as to agents, excluding customary commercial indemnifications such as those contained in credit agreements with institutional lenders);

  (vii)
  except for Contracts evidencing Company Options, (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any Acquired Corporation securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

  (viii)
  any warranty of the type referred to in Section 2.18, except for Contracts substantially identical to the standard forms previously delivered by the Company to Parent or as set forth in a Contract referred to in clause (iv), above;

  (ix)
  relating to any currency hedging;

  (x)
  to which any Acquired Corporation and any Governmental Body is a party or constituting any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body and relating to a Contract between such contractor or subcontractor and such Governmental Body;

  (xi)
  requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction; or

    (xii)
    contemplating or involving the payment or delivery of cash or other consideration to any supplier of materials or components used by any Acquired Corporation in the manufacturing process in an amount or having a value in excess of $1,000,000 during the twelve month periods prior to and following the date of this Agreement.

Each of the foregoing is a "Material Contract."

  (b)
  Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

  (c)
  Except as set forth in Part 2.17(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be likely to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; and (iii) none of the Acquired Corporations has received any written notice or, to the knowledge of the Company, other communication asserting any actual or alleged violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations.

        2.18    Sale of Products; Performance of Services.    Except as set forth in Part 2.18 of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert in writing, and/to the Company's knowledge, none of the Acquired Corporations have received any other communication or information asserting any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset, manufactured, assembled, sold, repaired, or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations, in any case that individually, or in the aggregate with claims relating to the same or similar products or services, (A) would reasonably be likely to result in liabilities to the Acquired Corporations of $500,000 or more or (B) reflect a significant and continuing defect in the Acquired Corporation's workmanship.

        2.19    Insurance.    Part 2.19 of the Company Disclosure Schedule sets forth a list of each insurance policy maintained by the Acquired Corporations. All such policies are in full force and effect, all premiums due thereon have been paid, and the Acquired Corporations have complied with the provisions of such policies and, except as set forth in Part 2.19 of the Company Disclosure Schedule, will remain in full force and effect after consummation of the Contemplated Transactions. The Acquired Corporations have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Acquired Corporations under or in connection with any of their extant insurance policies. The Acquired Corporations have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Acquired Corporations that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Acquired Corporations, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

        2.20    Labor Matters.    Except as set forth on Part 2.20 of the Company Disclosure Schedule: (a) none of the Acquired Corporations is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; nor is any application for certification with respect to a union-organizing campaign outstanding; (b) to the knowledge of the Company, none of the Acquired Corporations is the subject of any Legal Proceeding asserting that any of the Acquired Corporations has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving any of the Acquired Corporations pending or, to the Company's knowledge, threatened; (d) to the knowledge of the Company, no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against any of the Acquired Corporations; (e) to the knowledge of the Company, no grievance is pending or threatened against any of the Acquired Corporations; and (f) none of the Acquired Corporations is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices. Except as set forth in Part 2.20 of the Company Disclosure Schedule, there are no grants or subsidies from any Governmental Body to any Acquired Corporation related to employment, employee training and/or employment practices that are subject to any repayment obligation on the part of any Acquired Corporation.

        2.21    Interests of Officers and Directors.    Except as set forth in Part 2.21 of the Company Disclosure Schedule or disclosed in the Filed Company SEC Reports and other than the normal rights of a stockholder and rights under the Plans and the Company Stock Options, none of the officers or directors of any of the Acquired Corporations has any interest in any property, real or personal, tangible or intangible, used in the business of the Acquired Corporations or in any supplier, distributor or customer of the Acquired Corporations (but excluding ownership of publicly-traded securities), or any relationship, contract, agreement, arrangement or understanding with the Acquired Corporations that would be required to be disclosed in a Company SEC Report.

        2.22    Rights Plan; State Antitakeover Laws; DGCL.    The Company has not entered into, and its Board of Directors has not adopted or authorized the adoption of, a stockholder rights plan or similar arrangement. Other than Section 203 of the DGCL, no state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of the Company, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Contemplated Transactions and no provision of the certificate of incorporation, bylaws or other Organizational Documents of the Company or any of its Subsidiaries or the terms of any plan or agreement of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of the Company or of Parent or any of their respective Subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of the Company. Subject to Section 3.12 hereof, the Company has taken all appropriate actions (including approval by its Board of Directors of the execution and delivery of each Stockholder Agreement) so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to Parent or Merger Sub with respect to or as a result of any of the Contemplated Transactions, including all transactions contemplated by each Stockholder Agreement.

        2.23    Certain Payments.    Since December 31, 2000, none of the Company or any of its Subsidiaries, nor any director, officer, designated agent or employee of the Company or any of its Subsidiaries, or to the Company's knowledge, any other Person acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its subsidiaries, in each case which is in violation of any Legal Requirement or order or decree of any Governmental Body or (b) established or maintained any fund or asset that is required by the Exchange Act to be recorded in the books and records of the Company which has not been so recorded.

        2.24    Opinion of Financial Advisor.    The Company's Board of Directors has received the opinions of each of Credit Suisse First Boston LLC ("CSFB") and Sonenshine Pastor & Co. LLC ("Sonenshine"), each dated as of October 14, 2003, each to the effect that, as of the date of such opinion and based upon and subject to the matters stated in the opinion, the Share Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock (other than, in the case of the opinion of CSFB, those certain private equity funds affiliated or associated with CSFB that own shares of Company Common Stock and the Stockholders and their respective affiliates. Copies of such opinions and the respective engagement letters for CSFB and Sonenshine have been delivered to Parent).

        2.25    Brokers.    No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of any Acquired Corporation. The Company has heretofore furnished to Parent a copy of all Acquired Corporation Contracts between the Company and each of CSFB and Sonenshine pursuant to which such firm would be entitled to any payment relating to the Contemplated Transactions.

        2.26    Board Recommendation.    The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, and (b) resolved to recommend that the holders of shares of capital stock of the Company adopt this Agreement.

        2.27    F-4/Proxy Statement.    None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form F-4 Registration Statement will, at the time the Form F-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

SECTION 3:    Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub represent and warrant to the Company as follows:

        3.1    Organization and Good Standing.    Parent and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with all requisite corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of their respective assets are bound. Parent and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them or the nature of the activities conducted by them requires such qualifications, except where the failure to be so qualified would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on Parent.

        3.2    Authority; No Conflict.

  (a)
  Parent and Merger Sub each have all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform their respective obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action on its part and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing of a certificate of merger required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

  (b)
  Except as set forth in Part 3.2(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or any of its Subsidiaries, or (B) any resolution adopted by the Board of Directors or the shareholders of Parent or any of its Subsidiaries; or (ii) subject to compliance with the requirements specified in clauses (A) through (D) of Section 3.2(c), contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, may be subject, except, in the case of clause (ii), for any such conflicts or violations that would not be reasonably likely to prevent or delay consummation of the Merger in any material respect, or otherwise would not prevent Parent from performing any of its material obligations under this Agreement in any material respect.

  (c)
  The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, The New York Stock Exchange or the Toronto Stock Exchange, (B) the pre-merger notification requirements of the HSR Act, (C) filing of appropriate merger documents as required by the DGCL and (D) the non-United States competition, antitrust and investment laws set forth in Part 3.2(c) of the Parent Disclosure Schedule and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing any of its material obligations under this Agreement in any material respect, and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on Parent.

        3.3    Capital Structure.    The authorized capital stock of Parent consists of an unlimited number of Parent Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Preference Shares, issuable in series. As of the date of this Agreement (except as otherwise noted), (i) 170,327,693 Parent Subordinate Voting Shares (plus any Parent Subordinate Voting Shares issued since October 10, 2003 pursuant to outstanding grants under Parent employee benefit plans ("Parent Plans")) and 39,065,950 Multiple Voting Shares are issued and outstanding, (ii) 23,420,224 Parent Subordinate Voting Shares are reserved for issuance pursuant to outstanding grants under Parent Plans (less any Parent Subordinate Voting Shares issued since October 10, 2003, pursuant to outstanding grants under the Parent Plans, and plus any grants made after September 29, 2003 under the Parent Plans), 13,309,349 Parent Subordinate Voting Shares are reserved for issuance upon exercise of authorized but unissued stock options under Parent Plans (less any grants made after September 29, 2003 under the Parent Plans), and 6,722,992 Parent Subordinate Voting Shares have been reserved for issuance upon conversion of Parent's outstanding Liquid Yield Option™ Notes(1) Due 2020 ("LYONs"), (iii) 39,065,950 Parent Subordinate Voting Shares are reserved for issuance upon conversion of outstanding Multiple Voting Shares and (iv) no Preference Shares are issued, reserved for issuance or outstanding. Except as set forth above, and except as contemplated by the parenthetical in clause (ii), no shares of capital stock or other equity or voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all Parent Subordinate Voting Shares which may be issued pursuant to the Parent Plans will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the LYONs, there are not any bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Other than the Parent Subordinate Voting Shares issuable in

(1)   ™ Trademark of Merrill Lynch & Co., Inc.

connection with the Merger and the capital stock described in the second sentence of this Section 3.3, there are not any Options of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such Option. Except for repurchase obligations pursuant to the indenture governing the LYONs, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating Parent to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of Parent or any securities of the type described in the two immediately preceding sentences. None of the outstanding equity securities of Parent was issued in violation of the Securities Act or any Legal Requirement.

        3.4    SEC Reports.    Parent has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000. Part 3.4 of the Parent Disclosure Schedule lists and Parent has delivered to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction (other than redaction as to which confidential treatment has been requested or granted) on the SEC's web site through EDGAR two days prior to the date of this Agreement: (i) Parent's Annual Reports on Form 20-F for each fiscal year of Parent beginning since December 31, 2000, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Current Reports on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to, or are available through EDGAR as contemplated by, this Section 3.4) filed by Parent with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the "Parent SEC Reports"), and (v) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) or (ii) above (collectively, the "Certifications"), and (vi) all comment letters received by Parent from the Staff of the SEC since December 31, 2000 and all responses to such comment letters by or on behalf of Parent. The Parent SEC Reports (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications (other than those containing materiality qualifications) are each true and correct in all material respects and the Certificates containing materiality qualifications are each true and correct in all respects. No Subsidiary of Parent is or has been required to file any form, report, registration statement or other document with the SEC. The Parent and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents. Parent is in compliance with the applicable listing rules of The New York Stock Exchange and the Toronto Stock Exchange and has not since December 31, 2000 received any notice from The New York Stock Exchange or the Toronto Stock Exchange asserting any non-compliance with such rules. As used in this Section 3.4, the term "file" has the meaning given to it in Section 2.4.

        3.5    Financial Statements.    The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Parent and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted Canadian accounting principles (and, in the case of the Parent's annual financial statements included in its Annual Reports on Form 20-F, with a reconciliation to US GAAP), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes (that, if presented, would not differ materially from notes to the financial statements included in Parent's Annual Report on Form 20-F for the year ended December 31, 2002); the financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Parent and its Subsidiaries are required by generally accepted Canadian accounting principles to be included in the consolidated financial statements of the Company. Parent has designed and is using a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with Canadian generally accepted accounting principles and the Exchange Act.

        3.6    Tax Matters.    Neither Parent nor Merger Sub has taken any action, nor to Parent's or Merger Sub's knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

        3.7    No Undisclosed Liabilities.    Except as disclosed in the Parent SEC Reports, at the date of this Agreement, Parent has no liabilities or obligations of any nature (whether absolute, accrued, contingent, choate or inchoate or otherwise) that would be required to be reflected in a balance sheet prepared in accordance with Canadian generally accepted accounting principles or disclosed in the notes thereto, except for liabilities or obligations adequately and fully reflected or reserved against in the balance sheet, or disclosed in the notes thereto, included in Parent's balance sheet dated June 30, 2003 as filed with Parent's Form 6-K filed with the SEC, liabilities incurred since June 30, 2003 in the ordinary course of business, and contingent or inchoate liabilities that would not reasonably be likely to have a Material Adverse Effect on Parent.

        3.8    Legal Proceedings.    Except as disclosed in the Parent SEC Reports, at the date of this Agreement, there is no pending Legal Proceeding (a) that has been commenced by or against Parent or its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Parent or its Subsidiaries, except for such Legal Proceedings as are normally incident to the business carried on by Parent and its Subsidiaries and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on Parent, (b) that would prevent or materially delay the consummation of the Contemplated Transactions or (c) against any director or officer of Parent pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act. Neither Parent nor any Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or is reasonably likely to have a Material Adverse Effect on Parent or which would prevent or materially delay the consummation of the Contemplated Transactions.

        3.9    Absence of Certain Changes and Events.    Except as disclosed in the Parent SEC Reports, from June 30, 2003 to the date of this Agreement, (a) Parent has conducted its business only in the ordinary course of business consistent with past practice and there has not been any Material Adverse Effect on Parent, and (b) no event has occurred or circumstance exists that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on Parent.

        3.10    Brokers.    No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of Parent.

        3.11    F-4/Proxy Statement.    None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form F-4 Registration Statement will, at the time the Form F-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form F-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

        3.12    Company Stock.    Parent and Merger Sub are not, nor at any time during the last three years have either been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record), or is a party to, any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement and the Stockholder Agreements).

SECTION 4:    Certain Pre-Closing Covenants of the Company and Parent

        4.1    Access and Investigation.    During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), subject to applicable Antitrust Laws relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations, to: (i) provide Parent and Parent's Representatives, through the Chief Executive Officer of the Company and his direct reports (the "Senior Operating Committee"), with reasonable access to the Acquired Corporations' Representatives and personnel, including the Company's officers responsible for the preparation of the financial statements, internal controls and disclosure controls and procedures of the Acquired Corporations, and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, all as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of: (A) all material monthly or other periodic operating and financial reports prepared by the Company and its Subsidiaries for one or more members of the Senior Operating Committee in the ordinary course of business or for the Board of Directors of the Company or any committee thereof, including (1) copies of the unaudited monthly consolidated balance sheets of the Company and its consolidated Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any strategic development plans, write-off reports (if any), hiring reports and capital expenditure reports prepared for the one or more members of the Senior Operating Committee; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice or document sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other Contemplated Transactions; and (E) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body. Without limiting the generality of the foregoing, during the period from the date of this Agreement through the Effective Time, Parent shall be permitted to perform environmental reviews (including subsurface testing) of the properties of the Acquired Corporations; provided, however, that Parent shall not conduct any subsurface testing unless (a) such testing is directly related to a finding of a "Recognized Environmental Condition" contained in any Phase I environmental site assessment conducted by Parent or delivered to Parent pursuant to Section 2.14(g) hereunder or the existence of an obvious environmental condition, (b) Parent promptly provides a copy of all data and reports obtained from such subsurface sampling to the Company and (c) Parent does not disclose or otherwise report the results of such sampling to any third party or Governmental Body (i) unless Parent concludes that such disclosure or report is required by Environmental Law and (ii) Parent first provides the Company with a reasonable opportunity to make such disclosure or report.

        4.2    Operation of the Business; Certain Notices; Tax Returns.

  (a)
  During the Pre-Closing Period, except as expressly provided or permitted herein, set forth in Part 4.2 of the Company Disclosure Schedule or as consented to in writing by Parent: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance in all material respects with all applicable Legal Requirements and the requirements of all Material Contracts (which for purposes of this Section shall include any Acquired Corporation Contract that would be a Material Contract if existing on the date of this Agreement); (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall use reasonable efforts to keep in full force all insurance policies referred to in Section 2.19; and (iv) the Company shall promptly notify Parent of (A) any written notice from any Person, or other communication or information of which the Company has knowledge, alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions, and (B) any Legal Proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the Contemplated Transactions.

  (b)
  During the Pre-Closing Period, except as expressly provided or permitted herein (including in Section 5.4), as set forth in Part 4.2 of the Company Disclosure Schedule or as consented to in writing by Parent, the Company shall not (without the prior written consent of Parent, which Parent may withhold in its sole discretion), and shall not permit any of the other Acquired Corporations to:

  (i)
  except for dividends paid or payable upon the Series A Preferred or Series B Preferred in accordance with the terms of the Preferred Governing Documents, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other equity or voting securities, split, combine or reclassify any of its capital stock, or other equity or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting securities or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of any Acquired Corporation or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock), or take any action that would result in any amendment, modification or change of any term of any debt security of any Acquired Corporation;

  (ii)
  sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (x) issue Company Common Stock (I) upon the valid exercise of Options outstanding as of the date of this Agreement, (II) pursuant to the ESPP and (III) upon conversion of or as a payment of dividends on the Series A Preferred or Series B Preferred, or in satisfaction of the Optional Make Whole Payment payable upon Series B Preferred in accordance with the Preferred Governing Documents, and (y) grant Options of the Company to employees hired after the date of this Agreement in amounts and upon terms consistent with past practices (except the vesting of any such options shall not accelerate upon the consummation of the Merger)) which grants shall not exceed options to purchase 20,000 shares of Company Common Stock to any one employee or options to purchase 40,000 shares of Company Common Stock in any 30-day period;

  (iii)
  amend or waive any of its rights under, or take actions to accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

  (iv)
  subject to applicable Legal Requirements, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other Organizational Documents, or effect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

  (v)
  form any Subsidiary or acquire any equity interest or other interest in (including the purchase of all or a substantial portion of the assets of) any other Entity;

  (vi)
  make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $3,000,000 in the aggregate per fiscal quarter);

    (vii)
    other than in the ordinary course of business, enter into or become bound by any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

    (viii)
    acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right, other than in the ordinary course of business;

    (ix)
    lend money to any Person, other than to an Acquired Corporation, or incur, repurchase, prepay or guarantee any indebtedness (except that the Company may make routine borrowings and repayments in the ordinary course of business and in accordance with past practices under its currently existing lines of credit and in connection therewith make loans to or guarantee the indebtedness of any Acquired Corporation) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation;

    (x)
    except as required by any applicable Legal Requirement, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may make routine, reasonable salary increases in connection with the Company's customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans referred to in Part 2.12(a) of the Company Disclosure Schedule or any employment agreement identified in the Company Disclosure Schedule);

    (xi)
    hire any new employee at the level of director or above or with an annual base salary in excess of $150,000, promote any employee to the level of director or above except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 30 days unless such engagement may be cancelled without penalty upon not more than 30 days' notice;

    (xii)
    change any of its personnel policies in any material respect, or any of its methods of accounting or accounting policies in any respect except as may be required by US GAAP or any Legal Requirement;

    (xiii)
    sell, license, mortgage or otherwise encumber or subject to any Encumbrance (other than pursuant to existing credit arrangements) or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practices;

    (xiv)
    except as required by any applicable Legal Requirement, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of any Acquired Corporation, or take action to terminate the employment of any employee of any Acquired Corporation that has an employment, severance or similar agreement or arrangement with any Acquired Corporation providing for the payment of any severance in excess of amounts generally provided to employees of such Acquired Corporation in the applicable Relevant Jurisdiction;

    (xv)
    make or change any material Tax election, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a material Tax refund, consent to the extension or waiver of the limitations period applicable to any material Tax claim or assessment;

    (xvi)
    except with respect the Legal Proceedings set forth on Part 4.2(b)(xvi) of the Company Disclosure Schedule, (x) pay, discharge, settle or satisfy any material claims (including claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other Contemplated Transaction or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the Balance Sheet (or the notes thereto) or incurred since the date of the Balance Sheet in the ordinary course of business, (y) waive, release, grant or transfer any right of material value other than in the ordinary course of business or (z) commence any Legal Proceeding other than any Legal Proceeding related to the enforcement of the Company's rights under this Agreement and the Contemplated Transaction;

    (xvii)
    take any action or omit to take any action that would reasonably be likely to cause the representations or warranties set forth in Section 2 not to be true at the Closing, such that the condition set forth in Section 7.1 would not be satisfied at the Closing; or

    (xviii)
    agree or commit to take any of the actions described in clauses (i) through (xviii) of this Section 4.2(b).

  (c)
  During the Pre-Closing Period, Parent shall not, and shall not permit any of its Subsidiaries to:

  (i)
  take any actions that are likely to materially impair its ability to consummate the Merger hereby or materially delay the consummation thereof; or

  (ii)
  publicly announce or state that Parent or its Subsidiaries will, or that Parent or its Subsidiaries has any plans or proposals to, (A) terminate any relationship with any customers of the Acquired Corporations, (B) terminate the employment of or lay off any employee or employees of the Acquired Corporations at any specific facility or (C) shut down or curtail operations at any specific facility of the Acquired Corporations, provided, however, that Parent shall not be prohibited from making statements that would otherwise be prohibited by the restrictions set forth above (x) to the extent that such statements are required to be made in order to comply with applicable Legal Requirements, (y) in connection with one-on-one interviews with employees as part of pre-closing integration activities so long as the Company shall have approved the general message to be delivered and approach of such interview (such approval not to be unreasonably withheld) and each such interview substantially conforms to the approved general message and approach therefor or (z) in connection with meetings with groups of employees as part of pre-closing integration activities so long as Parent has provided the Company with prior written notice of such meetings, the Company and Parent shall have jointly determined the general message and approach of such meetings (it being understood that the Company shall reasonably cooperate in the making of such determination) and representatives of the Company and Parent each shall have the right to attend and participate in such meeting; provided, further that notwithstanding the foregoing proviso, Parent may not use the exceptions set forth in clauses (y) and (z) above to make statements that would have the effect of materially frustrating the purpose of the restrictions otherwise contained in this Section 4.2(c)(ii) or that are made as part of a device or scheme to evade such restrictions. Nothing in this Section 4.2(c)(ii) shall restrict discussions among Parent personnel and members of management of Parent and/or members of management of the Acquired Corporations and those persons directly involved in planning and implementing integration activities.

  (d)
  During the Pre-Closing Period, each of the Company and Parent shall promptly notify the other in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by it in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by it in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation by it; (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6, Section 7 or Section 8 impossible or unlikely or that has had or is reasonably likely to have a Material Adverse Effect on the Acquired Corporations or Parent (as the case may be); and (v) any written notice or other written communication from any party to a Material Contract or any Governmental Body alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of any party contained in this Agreement.

  (e)
  The Company agrees that all Tax Returns with respect to the Company and each other Acquired Corporation that are not required to be filed on or before the date hereof (i) will, to the extent required to be filed on or before the Closing Date, be filed when due in accordance with all applicable Legal Requirements, and (ii) as of the time of filing, will be true, complete and correct in all material respects. The Company and each other Acquired Corporation will pay all Taxes shown as due on such Tax Returns and all other Taxes which the Company or any other Acquired Corporation is required to pay on or before the Closing Date (other than Taxes it is contesting in good faith).

        4.3    No Solicitation.

  (a)
  The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit or initiate, or knowingly encourage, induce or facilitate, the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Qualified Acquisition Proposal that the Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal and which Qualified Acquisition Proposal is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, (4) the Company receives from such Person an executed confidentiality agreement containing (A) customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company no less favorable to the Company than the provisions contained in that certain mutual nondisclosure agreement dated May 27, 2003 between the Company and Parent (the "Mutual Nondisclosure Agreement") and (B) "standstill" provisions that prohibit such Person from purchasing any Company securities or commencing any exchange or tender offer for Company securities other than pursuant to a definitive agreement with the Company for a negotiated transaction that constitutes a Superior Proposal that has been approved by the Board of Directors of the Company, and (5) concurrently with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations shall be deemed to constitute a breach of this Section 4.3 by the Company.

  (b)
  The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal or any request for nonpublic information) advise Parent orally and promptly thereafter in writing of any Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed on a current basis with respect to material developments relating to any such Acquisition Proposal or request and any material modification or proposed material modification thereto.

  (c)
  Upon the execution and delivery of this Agreement, the Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

  (d)
  The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality or "standstill" agreement that prohibits any Person from purchasing any Company securities or commencing any exchange or tender offer for Company securities without the prior approval of the Board of Directors of the Company, to which any of the Acquired Corporations is a party, and will use its best efforts to enforce or cause to be enforced each such agreement. The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment with the Company or any other Acquired Corporation to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

SECTION 5:    Additional Covenants of the Parties.

        5.1    Registration Statement; Proxy Statement.

  (a)
  As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form F-4 Registration Statement in which the Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Subordinate Voting Shares in connection with the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Form F-4 Registration Statement and the Proxy Statement. Each of Parent and the Company shall use all reasonable efforts to cause the Form F-4 Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff, to have the Form F-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC, and to enable the Company to mail the Proxy Statement as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. Each of Parent and the Company shall also promptly file, use all reasonable efforts to cause to become effective as promptly as practicable and, if required, mail to its stockholders any amendment to the Form F-4 Registration Statement or the Proxy Statement that becomes necessary after the date the F-4 Registration Statement is declared effective.

  (b)
  If at any time prior to the Effective Time either party becomes aware of any event or circumstance which is required to be set forth in an amendment or supplement to the Form F-4 Registration Statement or the Proxy Statement, it shall promptly inform the other party.

  (c)
  Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form F-4 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Proxy Statement or Form F-4 Registration Statement or comments thereon or responses thereto and shall supply the other with copies of all correspondence between it or its Representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Form F-4 Registration Statement or the Proxy Statement. Each of the Company and Parent shall cooperate and provide the other with reasonable opportunity to review and comment on the Form F-4 Registration Statement and the Proxy Statement prior to filing such document with the SEC.

  (d)
  Prior to the Effective Time, Parent shall use reasonable efforts to qualify the Parent Subordinate Voting Shares under the securities or Blue Sky Laws of such jurisdictions as may be required; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

        5.2    Company Stockholders' Meeting.

  (a)
  The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of capital stock of the Company to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

  (b)
  Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's Board of Directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

  (c)
  Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if the Company's Board of Directors determines in good faith, after consultation with the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements.

        5.3    Regulatory Approvals; Consents.

  (a)
  Subject to Section 5.3(c) and (d), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.3(c) and (d), Parent and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions and to submit promptly any additional information requested in connection with such filings and notices, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each of the Company and Parent shall promptly deliver to the other a copy of each such filing made (other than as may be prohibited under applicable Antitrust Laws), each such notice given and each such Consent obtained during the Pre-Closing Period.

  (b)
  Without limiting the generality of Section 5.3(a), the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign Antitrust Laws in connection with the Merger. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with Antitrust Laws or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other Antitrust Law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Body concerning the effect of applicable Antitrust Laws on the Contemplated Transactions. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state Antitrust Law or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

  (c)
  At the request of Parent and in connection with obtaining any Consent required of a Governmental Body, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditional upon the consummation of the Merger.

  (d)
  Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets (other than immaterial assets), or to commit to cause any of the Acquired Corporations to dispose of any assets (other than immaterial assets); (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset (other than immaterial technology, software or other Proprietary Assets), or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset (other than immaterial technology, software or other Proprietary Assets); (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date) (other than immaterial assets or operations), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations (other than immaterial assets or operations); (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding brought by a Governmental Body that challenges the Merger under applicable Antitrust Laws (for purposes hereof any request for additional documentation shall not be deemed a Legal Proceeding).

  (e)
  The Company shall use all reasonable efforts to obtain the consents and waivers required to satisfy Parent's and Merger Sub's condition to Closing set forth in Section 7.3.

        5.4    Stock Options and Preferred Stock.

  (a)
  Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Option of the Company then outstanding shall be converted into and become rights with respect to Parent Subordinate Voting Shares, and Parent shall assume each such Option of the Company in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced or the warrant agreement under which it was issued, as applicable. From and after the Effective Time: (i) each Option of the Company assumed by Parent may be exercised solely for Parent Subordinate Voting Shares; (ii) the number of Parent Subordinate Voting Shares subject to each Option of the Company that represents the right to acquire one share of Company Common Stock shall be equal to the Share Exchange Ratio of a Parent Subordinate Voting Share and the exercise price under each such Option of the Company shall remain the same; (iii) the number of Parent

    Subordinate Voting Shares subject to each Option of the Company that represents the right to acquire more than one share of Company Common Stock shall be equal to the number of shares of Company Common Stock subject to such Option of the Company immediately prior to the Effective Time multiplied by the Share Exchange Ratio, rounding up or down to the nearest whole share, and the per share exercise price under each such Option of the Company shall be adjusted by dividing the per share exercise price under such Option of the Company by the Share Exchange Ratio and rounding down or up to the nearest cent; and (iv) any restriction on the exercise of any such Option of the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Option of the Company remaining in effect after the Effective Time shall otherwise remain unchanged; provided, however, that each Option of the Company assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than five business days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the Parent Subordinate Voting Shares issuable with respect to the Company Stock Options and a registration statement on Form F-3 relating to the resale of the Parent Subordinate Voting Shares issuable with respect to warrants assumed by Parent in accordance with this Section 5.4(a) and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options or warrants remain outstanding. In addition, Parent shall take all corporate action necessary to file all documents required to be filed to cause the Parent Subordinate Voting Shares issuable with respect to the Options of the Company assumed by Parent in accordance with this Section 5.4(a) to be listed on The New York Stock Exchange and the Toronto Stock Exchange on or before the Effective Time, subject to notice of issuance.

  (b)
  Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Options of the Company in accordance with Section 5.4(a), Parent may, at its election or shall, if required by the terms of any Option of the Company (including the warrants issued on March 14, 2002 and the warrants issued on July 3, 2003), cause such outstanding Options of the Company to be replaced by issuing replacement instruments of Parent as nearly equivalent as practicable in substitution therefor.

  (c)
  Within ten days after the Effective Time, Parent shall deliver to each holder of an Option of the Company an appropriate notice setting forth such holder's rights pursuant to the Option of the Company, as provided in this Section 5.4.

  (d)
  Prior to the Effective Time, the Company and Parent shall take all action that may be necessary (under the Plans pursuant to which Options of the Company are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Options of the Company have no rights with respect thereto other than those specifically provided in this Section 5.4.

  (e)
  As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.4(e).

  (f)
  If any shares of Company Common Stock outstanding immediately prior to the Effective Time are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the Parent Subordinate Voting Shares issued in exchange for such shares of Company Common Stock will also be and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing Parent Subordinate Voting Shares may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

  (g)
  Prior to and at the Effective Time, the Company shall take all actions (which shall be in compliance with all applicable Legal Requirements) as may be necessary under the Company's (i) Second Restated Certificate of Incorporation, (ii) Certificate of Designations of 5.25% Series A Convertible Preferred Stock and (iii) Certificate of Designations of 4.5% Series B Convertible Preferred Stock, and/or any other applicable governing documents or resolutions (collectively, the "Preferred Governing Documents"), including the giving of notices as specified therein, such that at the Effective Time, each outstanding share of Series A Preferred and Series B Preferred shall, subject to Section 1.5 and Section 1.8, without any action on the part of the holder thereof, be canceled and cease to be outstanding, and the rights of the holders thereof as stockholders of the Company shall cease (except for the right to receive the applicable cash consideration or, if a valid Stock Election was made with respect thereto, the applicable number of Parent Subordinate Voting Shares and any cash consideration payable in respect of the Optional Make Whole Payment, if any). If, after the Effective Time, a valid certificate previously representing any shares of Series A Preferred or Series B Preferred (other than Dissenting Shares) is presented to the Surviving Corporation or Parent, such certificate shall be canceled and exchanged for cash or, if a valid Stock Election was made with respect thereto, for Parent Subordinate Voting Shares and any cash consideration payable in respect of the Optional Make Whole Payment, if any, in accordance with the terms hereof.

        5.5    Employee Benefits.    Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other non-equity based employee benefit plans; provided, however, that (a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plans at any time, and (b) if Parent or the Surviving Corporation terminates any such health, vacation or other employee benefit plan, then, subject to any necessary transition period, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other non-equity based employee benefit plans (or those of a Subsidiary of Parent), to substantially the same extent as employees of Parent (or a Subsidiary, if applicable) in similar positions and at similar grade levels. For all purposes under the employee benefit plans of the Parent or any Subsidiary (other than such plans providing for retiree medical benefits) providing benefits to any Continuing Employee after the Closing (the "New Plans"), each Continuing Employee shall be credited with his or her periods of service with the Company before the Closing for purposes of participation, vesting and benefits levels where length of service is relevant to benefit levels, but not for benefit accrual under any defined benefit plan or any accrual that would result in any duplication of benefits. In addition, and without limiting the generality of the preceding sentence: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plans replaces coverage under a comparable Plan (such Plans, collectively, the "Old Plans") and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, the Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan that did not apply to the Old Plan to be waived for such Continuing Employee and his or her covered dependents and shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under any Old Plan to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents as though such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, for purposes of any New Plan which provides a type of coverage not afforded to Continuing Employees under any of the Old Plans, or any Plan of Parent or a Subsidiary of Parent which provides either post-retirement or supplemental retirement benefits, the Continuing Employees shall not be eligible to participate, or shall participate at Parent's sole discretion with no credit for his or her periods of service with the Company prior to Closing. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each Continuing Employee shall be "at will" employment.

        5.6    Indemnification of Officers and Directors.

  (a)
  From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Covered Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Covered Party is or was an officer or director of the Company or any of its subsidiaries (including the taking of any action or the failure to take any action as a director or officer of any Acquired Corporation in connection with the Contemplated Transactions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations. Each Covered Party will be entitled, subject to applicable Legal Requirements, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation within ten business days of receipt by Parent or the Surviving Corporation from the Covered Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  (b)
  The certificate of incorporation and by-laws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and by-laws of the Company.

  (c)
  Subject to the next sentence, the Surviving Corporation shall maintain, and Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the Effective Time (such 200%, the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Covered Parties than the Company's existing directors' and officers' liability insurance.

  (d)
  Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of Section 5.6(a) shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

  (e)
  In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.6.

        5.7    Disclosure.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other Contemplated Transactions unless (a) the other shall have approved such disclosure or (b) such party shall have determined in good faith that such disclosure is required by applicable Legal Requirements. Notwithstanding the foregoing, each party to the transaction (and each employee or other Representative of each such party) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the Merger and the other Contemplated Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the party relating to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of the Merger and the other Contemplated Transactions; provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws. In addition, no party is subject to any restriction concerning its consulting with its tax advisers regarding the tax treatment or tax structure of the Merger or the other Contemplated Transactions at any time.

        5.8    Resignation of Officers and Directors.    The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing (to be effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations whose resignation shall have been requested by Parent not less than 10 business days before the Closing Date.

        5.9    Section 16b-3.    Parent, Merger Sub, and the Company shall take all such steps as may be required and within its control to cause the Contemplated Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection therewith by each individual who is a director or officer of the Company hereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.10    Affiliate Agreements.    The Company shall use all reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the Closing Date, an Affiliate Agreement in the form of Exhibit D (each, an "Affiliate Agreement").

        5.11    Listing.    Parent shall use all reasonable efforts to cause the Parent Subordinate Voting Shares to be issued in connection with the Merger pursuant to this Agreement to be approved for listing (subject to notice of issuance) on The New York Stock Exchange and the Toronto Stock Exchange.

        5.12    Officers' Tax Certificates.

  (a)
  At or prior to the filing of the Form F-4 Registration Statement, Parent, Merger Sub and the Company shall execute and deliver to Kaye Scholer LLP, counsel to Parent, and to Hale and Dorr LLP, counsel to the Company, tax representation letters that are customary for transactions of this type and are in form and substance satisfactory to such counsel. Parent, Merger Sub and the Company shall execute and deliver to Kaye Scholer LLP and to Hale and Dorr LLP tax representation letters substantially identical to the tax representation letters delivered pursuant to the immediately preceding sentence dated as of the Closing Date, and modified to reflect changes in Legal Requirements, if any, and such other matters as Kaye Scholer LLP and Hale and Dorr LLP may reasonably request. Following delivery of the tax representation letters contemplated pursuant to the first sentence of this Section 5.12(a), each of Parent and the Company shall use its reasonable efforts to cause Kaye Scholer LLP to deliver to Parent, and Hale and Dorr LLP to deliver to the Company, a tax opinion with respect to matters as are appropriate for description, and inclusion as exhibits, in the Form F-4 Registration Statement and the Proxy Statement, such opinions to be substantially similar in substance. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.12(a).

  (b)
  None of Parent, Merger Sub or the Company will take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, or fail to take any action the omission of which would reasonably by expected to cause the Merger to fail to so qualify.

  (c)
  At or prior to the Closing, the Company shall deliver to Parent certificates, either (i) duly completed and executed pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that each stockholder of the Company who owned more than 5% of its outstanding stock is not a "foreign person" within the meaning of Section 1445 of the Code, or (ii) duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations, issued by the Company certifying that the shares of the Company are not United States real property interests.

SECTION 6:    Conditions Precedent to Obligations of Each Party.

        The obligation of each party to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1    Effectiveness of Form F-4 Registration Statement.    The Form F-4 Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form F-4 Registration Statement shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC.

        6.2    Listing.    The Parent Subordinate Voting Shares to be issued in connection with the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on The New York Stock Exchange and the Toronto Stock Exchange.

        6.3    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        6.4    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        6.5    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body of a Relevant Jurisdiction and shall remain in effect, and there shall not be any Legal Requirement of a Relevant Jurisdiction enacted, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits consummation of the Merger.

        6.6    Foreign Antitrust Laws.    The waiting period applicable to the consummation of the Merger under any applicable Antitrust Law of a Relevant Jurisdiction shall have expired or been terminated; and any Consent required under any applicable Antitrust Law of a Relevant Jurisdiction shall have been obtained.

SECTION 7:    Conditions Precedent to Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing of each of the following conditions:

        7.1    Accuracy of Representations.    The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (a) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (b) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Acquired Corporations) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement, and (z) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Acquired Corporations), it being understood that, in each case, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

        7.2    Capitalization.    The representations and warranties of the Company set forth in Section 2.3 of this Agreement shall be accurate in all material respects as of the date of this Agreement and the Company shall have complied in all material respects with its covenants in clauses (i), (ii) and (iii) of Section 4.2(b).

        7.3    Relevant Jurisdictions.    The representations and warranties of the Company set forth in this Agreement, as they relate to the business or operations of the Acquired Corporations in Spain, the United States, or any state, province or other political subdivision of such jurisdictions, shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (without regard to any materiality or Material Adverse Effect qualifications contained therein), except where the failure so to be accurate, individually or in the aggregate, has not and is not reasonably likely to result in a material adverse effect on the ability of the Acquired Corporations to conduct their business in Spain, the United States, or any state, province or other political subdivision of such jurisdictions.

        7.4    Customer Notices.    Senior Management shall not have received any written notice, or have knowledge of any other communication, from authorized Representatives of one or more customers from which it can reasonably be concluded that it is reasonably likely that (a) the consolidated net sales of the Company in fiscal year 2004 will be less than 90% of the consolidated net sales included in the Projections or (b) the Direct Profit Margin Dollars for fiscal year 2004 will be less than 90% of the Direct Profit Margin Dollars reflected in the Projections; provided, however, that any loss of net sales or Direct Profit Margin Dollars from any customer of the Acquired Corporations resulting directly from Parent's breach of Section 4.2(c)(ii) shall be subtracted from the net sales or Direct Profit Margin Dollars, as the case may be, reflected in the Projections for the purposes of the calculations required in this Section 7.4.

        7.5    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations that remains in effect as of the Closing and no event shall have occurred or circumstance shall exist as of the Closing that, in combination with any other events or circumstances as of the Closing is reasonably likely to have a Material Adverse Effect on the Acquired Corporations.

        7.6    Performance of Covenants.    Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

        7.7    Consents.    Except as set forth in Part 7.7 of the Company Disclosure Schedule, all Required Consents shall have been obtained, made or given and shall be in full force and effect.

        7.8    Agreements and Documents.    There shall have been delivered to Parent and effective as of the Closing, a certificate, executed on behalf of the Company by an executive officer of the Company, confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.6 and 7.7 have been duly satisfied.

        7.9    No Litigation.    There shall not be any pending Legal Proceeding instituted by a Governmental Body in a Relevant Jurisdiction, or any Legal Proceeding threatened by a Governmental Body of a Relevant Jurisdiction: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries any damages that, if adversely determined, would reasonably be likely to be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation or its Subsidiaries; (d) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Acquired Corporations; (e) seeking to compel Parent or the Company or any Subsidiary of Parent or the Company to dispose of or hold separate any material assets, as a result of the Merger or any of the other Contemplated Transactions; or (f) which, if adversely determined, would reasonably be likely to have a Material Adverse Effect on the Acquired Corporations or Parent.

        7.10    Tax Opinion.    Parent and Merger Sub shall have received an opinion of Kaye Scholer LLP, in form and substance reasonably satisfactory to Parent and Merger Sub, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; provided that if Kaye Scholer LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion (it being agreed that Parent, Merger Sub and the Company shall each provide reasonable cooperation, including making customary representations for a transaction of this type, to Hale and Dorr LLP to enable them to render such opinion). In rendering such opinion, Kaye Scholer LLP (or Hale and Dorr LLP, if applicable) shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

SECTION 8:    Conditions Precedent to Obligation of the Company.

        The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        8.1    Accuracy of Representations.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (a) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (b) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Parent) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Parent).

        8.2    Performance of Covenants.    Each of the covenants and obligations that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

        8.3    Documents.    A certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 8.1 and 8.2 shall have been duly satisfied, shall have been delivered to the Company.

        8.4    Tax Opinion.    The Company shall have received an opinion of Hale and Dorr LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Kaye Scholer LLP renders such opinion (it being agreed that Parent, Merger Sub and the Company shall each provide reasonable cooperation, including making customary representations for a transaction of this type, to Kaye Scholer LLP to enable them to render such opinion). In rendering such opinion, Hale and Dorr LLP (or Kaye Scholer, LLP, if applicable) shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

        8.5    No Litigation.    There shall not be any pending Legal Proceeding instituted by a Governmental Body in a Relevant Jurisdiction, or any Legal Proceeding threatened by a Governmental Body of a Relevant Jurisdiction, seeking a remedy against any officers or directors of an Acquired Corporation: (a) in connection with a Legal Proceeding challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions or (b) otherwise relating to the Merger or the other Contemplated Transactions.

SECTION 9:    Termination.

        9.1    Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders):

  (a)
  by mutual written consent of Parent and the Company;

  (b)
  by either Parent or the Company by notice to the other if the Merger shall not have been consummated by May 31, 2004 (unless the failure to consummate the Merger results from a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

  (c)
  by either Parent or the Company by notice to the other if a court of competent jurisdiction or other Governmental Body of a Relevant Jurisdiction shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

  (d)
  by either Parent or the Company by notice to the other if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure to obtain such stockholder approval results from a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

  (e)
  by Parent by notice to the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

  (f)
  by the Company by notice to Parent if (i) the Company has complied with Section 4.3 in all material respects; (ii) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a written agreement for a transaction that constitutes a Superior Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and (iii) Parent does not make, within 72 hours after receiving the Company's written notice of its intention to enter into a binding agreement for a Superior Proposal, an offer from Parent that the Board of Directors of the Company, in its good faith judgment, after consultation with its financial and legal advisors, determines is at least as favorable to the stockholders of the Company as the Superior Proposal, provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) unless the Company shall have made the payment required to be made to Parent pursuant to Section 9.3(c);

  (g)
  by Parent by notice to the Company (i) if (A) any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied and (B) such inaccuracy is not capable of being cured, or (ii) any of the Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 7.6 is not capable of being satisfied; or

  (h)
  by the Company by notice to Parent (i) if (A) any of Parent's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied and (B) such inaccuracy is not capable of being cured, or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 is not capable of being satisfied.

        9.2    Effect of Termination.

  (a)
  In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any party from any liability for the making of any representation or warranty by a party that such party knew or would have known, with the exercise of reasonable diligence under the circumstances, was materially inaccurate as of the date of this Agreement or any willful breach of any covenant or other provision contained in this Agreement.

  (b)
  The Company shall not adopt or permit to remain in effect any stockholder rights plan, "poison pill" or other arrangement that would permit other stockholders to acquire any securities of the Company if Parent or Merger Sub acquires Company Common Stock pursuant to the Stockholder Agreements, or, following the exercise of the Stockholder Options, in any manner, or that is designed to make any such acquisition by Parent or Merger Sub less advantageous, or otherwise take any action that would cause the representation and warranty in Section 2.22 to be inaccurate as of any date; provided that Parent and Merger Sub have not materially breached this Agreement or the Stockholder Agreements. If Parent or Merger Sub acquires Company Common Stock pursuant to an exercise of the Stockholder Options, (i) Parent shall not, and shall not permit any of its Subsidiaries to, commence any tender offer or exchange offer for Company Common Stock or, during the time when any Superior Proposal has been made, publicly announced and is not withdrawn, acquire any additional capital stock of the Company without the prior written approval of the Board of Directors of the Company and (ii) Parent shall not, and shall not permit any of its Subsidiaries to, exercise and each hereby irrevocably waives to the fullest extent permissible, any appraisal rights to which any of them may be entitled with respect to the consummation of any Superior Proposal approved by the Board of Directors of the Company. The agreements in this Section 9.2(b) shall survive until six months after termination of this Agreement.

        9.3    Expenses; Termination Fees.

  (a)
  Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

  (i)
  Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountant's fees, incurred in connection with (A) the filing, printing and mailing of the Form F-4 Registration Statement and the Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign Antitrust Law; and

  (ii)
  if this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d) and, at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made (which shall not have been withdrawn prior to termination of this Agreement by the Company or Parent), then (without limiting any obligation of the Company to pay any fee payable pursuant to

      Section 9.3(c)) the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 9.3(c), in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees, filing fees and printing and mailing expenses) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and each Stockholder Agreement and otherwise in connection with the Contemplated Transactions or its consideration of the Contemplated Transactions; provided that the aggregate amount of such fees and expenses shall not exceed $2,000,000 and such amounts shall be credited against any fees payable to Parent pursuant to Sections 9.3(b) and 9.3(c).

  (b)
  If (i) a Material Adverse Effect occurs in relation to the Acquired Corporations, (ii) such Material Adverse Effect is not cured and (iii) this Agreement is subsequently terminated pursuant to Section 9.1(b) and, at the date of termination, such Material Adverse Effect has not been cured, then the Company shall make a nonrefundable cash payment to Parent, within two business days after such termination, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees, filing fees and printing and mailing expenses) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and each Stockholder Agreement and otherwise in connection with the Contemplated Transactions or its consideration of the Contemplated Transactions that were incurred during that period commencing on the date of the occurrence of the Material Adverse Effect and ending on the date of termination of this Agreement; provided that the aggregate amount of such fees and expenses shall not exceed $2,000,000 and such amounts shall be credited against any fees payable to Parent pursuant to Sections 9.3(a)(ii) and 9.3(c).

  (c)
  If:

  (i)
  (x)
  this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d) or by the Company pursuant to Section 9.1(b), or

  (y)
  this Agreement is terminated by Parent pursuant to Section 9.1(b), unless

  (A)
  the Merger has not been consummated due to the failure of either party to obtain a Required Consent or Governmental Authorization, and

  (B)
  the Company has offered to extend the termination date set forth in Section 9.1 (b) and Parent has declined to extend such termination date,

  and,
  in the case of either clause (x) or (y) above,

  (1)
  at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made (which shall not have been withdrawn prior to such termination) and

  (2)
  within one year after the termination of this Agreement an Acquisition Proposal is consummated or the Company shall have entered into an agreement relating to the consummation of an Acquisition Proposal and that Acquisition Proposal or a different Acquisition Proposal is consummated within two years after the termination of this Agreement,

      or

    (ii)
    this Agreement is terminated by Parent pursuant to Section 9.1(e) or by the Company pursuant to Section 9.1(f);

      then, in the case of either clause (i) or (ii) above, the Company shall pay to Parent, in cash at the time specified in the next sentence (against which any amounts payable pursuant to Section 9.3(a) and 9.3(b) shall be credited), a nonrefundable fee in the amount equal to $10,000,000. In the case of termination of this Agreement by the Company pursuant to Section 9.1(f), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of, and as a condition to the effectiveness of, such termination; in the case of termination of this Agreement by Parent pursuant to Section 9.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination; and in the case of a termination of this Agreement pursuant to Section 9.1(b) or Section 9.1(d) as described in clause (i) of the first sentence of this Section 9.3(c), the fee referred to in the preceding sentence shall be paid by the Company upon consummation of the Acquisition Proposal.

  (d)
  If the Company fails to pay when due any amount payable under this Section 9.3, then, in addition to any such amounts, (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 1% over the "prime rate" (as announced by Bank of America, N.A.) in effect on the date such overdue amount was originally required to be paid.

SECTION 10    Miscellaneous Provisions.

        10.1    Amendment.    This Agreement may be amended only by an instrument in writing signed by the Company, Merger Sub and Parent at any time (whether before or after adoption of this Agreement by the stockholders of the Company); provided, however, that (i) each amendment shall have been duly authorized by the respective Boards of Directors of the Company and Merger Sub and (ii) after adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders.

        10.2    Waiver; Remedies Cumulative.

  (a)
  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

  (b)
  At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        10.3    No Survival.    None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement shall survive the Effective Time.

        10.4    Entire Agreement.

  (a)
  This Agreement (including the documents relating to the Merger referred to in this Agreement) and the Mutual Nondisclosure Agreement constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect thereto.

  (b)
  If there is any conflict between the provisions of this Agreement and the Mutual Nondisclosure Agreement, the provisions of this Agreement shall supersede the provisions of the Mutual Nondisclosure Agreement. Without limiting the foregoing:

  (i)
  The provisions of Section 5.7 of this Agreement supersede the provisions of Section 6(a) of the Mutual Nondisclosure Agreement; and

  (ii)
  Effective on the date of this Agreement, the provisions of Section 11 of the Mutual Nondisclosure Agreement shall terminate.

        10.5    Execution of Agreement; Counterparts; Electronic Signatures.

  (a)
  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

  (b)
  Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Legal Requirement relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document contemplated.

        10.6    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Nothing in this Agreement shall affect the choice of law applicable to any Acquired Corporation Contract, and each such contract shall continue to be governed by the Legal Requirements specified therein or otherwise applicable thereto in the absence of this Agreement.

        10.7    Consent to Jurisdiction; Venue.    In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, Parent does hereby appoint CT Corporation as agent to accept service of process in the State of Delaware in connection with this Agreement.

        10.8    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS.

        10.9    Disclosure Schedules.

  (a)
  The Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate Parts corresponding to the numbered and lettered sections contained in Section 2 and Section 3, respectively. The information disclosed in any numbered or lettered Part shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or Section 3, as the case may be, and such other representations and warranties set forth in Section 2 or Section 3, as the case may be, whether or not such representations and warranties are qualified by reference to the Company Disclosure Schedule or Parent Disclosure Schedule or any part thereof, as applicable, to the extent that it is reasonably apparent from reading such information in the Disclosure Schedules that such information would also apply to such representations or warranties.

  (b)
  Except as specifically provided in Part 7.7 of the Company Disclosure Schedule, if there is any inconsistency between the provision of this Agreement and statements in the Company Disclosure Statement or the Parent Company Disclosure Schedule purporting to modify, amend or otherwise change such provisions (other than setting forth an exception to a representation, warranty or covenant in the Company Disclosure Statement or the Parent Company Disclosure Schedule), the provision of in this Agreement will control.

  (c)
  Except as specifically provided in Part 7.7 of the Company Disclosure Schedule, every statement other than lists or exceptions expressly called for in this Agreement that is made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Section 2. Every statement other than lists or exceptions expressly called for in this Agreement that is made in the Parent Disclosure Schedule shall be deemed to be a representation of Parent in this Agreement as if set forth in Section 3.

        10.10    Assignments and Successors.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent. Any attempted assignment of this Agreement or of any such rights by the Company without such consent shall be void and of no effect.

        10.11    No Third Party Rights.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that after the Effective Time, the Covered Parties shall be third party beneficiaries of, and entitled to enforce, Section 5.6.

        10.12    Notices.    All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties), provided, that any communication delivered or sent on a day that is not a business day or after 5:00 p.m. (local time) on a business day shall be deemed to have been delivered or sent on the next following business day; provided further, that the immediately preceding proviso shall not apply to any notification provisions herein set forth in terms of hours, which notifications shall be deemed to have been delivered or sent when actually delivered or sent:

        Company (before the Closing):

    Manufacturers' Services Limited
    300 Baker Avenue
    Suite 106
    Concord, MA 01742

    Attention: Chief Financial Officer and General Counsel
    Fax No.: (978) 318-2603
    Confirmation No.: (978) 318-2608

        with a copy to:

    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109

    Attention: John Burgess and Jay Bothwick
    Fax No.: (617) 526-5000
    Confirmation No.: (617) 526-6000

        Parent and Merger Sub:

    Celestica Inc.
    1150 Eglinton Avenue East
    Toronto, ON M3C 1H7
    Canada

    Attention: Senior Vice President, Corporate Development
    Fax No.: (416) 448-5444
    Confirmation No.: (416) 448-4577

    with copies to:

    Celestica Inc.
    1150 Eglinton Avenue East
    Toronto, ON M3C 1H7
    Canada

    Attention: Chief Legal Officer
    Fax No.: (416) 448-2817
    Confirmation No.: (416) 448-4620

    and

    Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

    Attention: Joel I. Greenberg and Lynn Toby Fisher
    Fax No.: (212) 836-8689
    Confirmation No.: (212) 836-8000

        10.13    Cooperation.    Subject to the terms and conditions of this Agreement, the Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        10.14    Construction; Usage.

  (a)
  Interpretation.    In this Agreement, unless a clear contrary intention appears:

  (i)
  the singular number includes the plural number and vice versa;

  (ii)
  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

  (iii)
  reference to any gender includes each other gender;

  (iv)
  reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

  (v)
  reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

  (vi)
  "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

  (vii)
  "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

  (viii)
  delivery of a "copy" or "copies" of any Contract, agreement, document or instrument means delivery of a true, complete and correct copy of such Contract, agreement, document or instrument.

  (ix)
  "or" is used in the inclusive sense of "and/or";

  (x)
  with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

  (xi)
  "dollars" and "$" means the currency of the United States of America; and

  (xii)
  references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

  (b)
  Legal Representation of the Parties.    This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

  (c)
  Headings.    The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.15    Enforcement of Agreement.    The parties acknowledge and agree that the parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        10.16    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        10.17    Time of Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CELESTICA INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Its: Senior Vice President, Corporate Development
MSL ACQUISITION SUB INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Its: Vice President,
MANUFACTURERS' SERVICES LIMITED
By:	/s/ ROBERT C. BRADSHAW
Name: Robert C. Bradshaw Its: Chairman, President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "Acquired Corporation Contract" means any Contract other than this Agreement or any of the Stockholder Agreements: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        "Acquired Corporation" refers to each of the Company and each Subsidiary of the Company, and "Acquired Corporations" means the Company and the Subsidiaries of the Company, collectively.

        "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        "Acquisition Transaction" means any transaction or series of transactions involving:

  (a)
  any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

  (b)
  any sale (other than sales of Inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of Inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

        "Affiliate Agreement" has the meaning ascribed to it in Section 5.10 of the Agreement.

        "Agreement" means the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

        "Antitrust Laws" means the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdiction, whether federal, state, local or foreign.

        "Balance Sheet" means the balance sheet of the Company dated June 30, 2003 as filed with the Company's Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2003.

        "Bankruptcy and Equity Exception" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Blue Sky Laws" has the meaning ascribed to it in Section 2.2(c) of the Agreement.

        "Certificate of Merger" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended.

        "Certifications" has the meaning ascribed to it in Sections 2.4 and 3.4 of the Agreement.

        "Cleanup" has the meaning ascribed to it in clause (c) of the definition to the term Environmental Health and Safety Liability.

        "Closing" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Closing Agreement" has the meaning ascribed to it in Section 2.11(i) of the Agreement.

        "Closing Date" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Code" has the meaning ascribed to it in the recitals of the Agreement.

        "Company" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Company Board Recommendation" has the meaning ascribed to it in Section 5.2(b) of the Agreement.

        "Company Common Stock" means the Common Stock, $0.001 par value per share, of the Company.

        "Company Disclosure Schedule" means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 10.9 and that has been delivered by the Company to Parent on the date of the Agreement.

        "Company SEC Reports" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Company Stock Certificate" has the meaning ascribed to it in Section 1.6 of the Agreement.

        "Company Stock Options" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Company Stockholders' Meeting" has the meaning ascribed to it in Section 5.2(a) of the Agreement.

        "Company Triggering Event" means: (i) the failure of the Board of Directors of the Company to recommend that the Company's stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to Parent, or the Board of Directors of the Company or the Company, in any written material filed with the SEC, mailed to Company stockholders or otherwise made publicly available, or in any stockholder or analyst call, press conference or similar public forum, shall have made any statements which can reasonably be interpreted to indicate that the Board of Directors of the Company does not believe that the Merger is in the best interests of the Company's stockholders; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Board of Directors of the Company fails to reaffirm, without qualification, the Company Board Recommendation following the Company's receipt of an Acquisition Proposal, or fails to publicly state, without qualification, that the Merger is in the best interests of the Company's stockholders following a public statement by a Person questioning the advisability of the Merger for Company stockholders, within ten calendar days after Parent reasonably requests in writing that such action be taken; (iv) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have failed to comply with Section 5.2(a) or 5.2(b); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached Section 4.3(a), (c) or (d) or shall have breached Section 4.3(b) other than inadvertent and insubstantial breaches of Section 4.3(b).

        "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        "Contemplated Transactions" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Continuing Employees" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "Controlled Group Liability" has the meaning ascribed to it in Section 2.12(c) of the Agreement.

        "Costs" has the meaning ascribed to it in Section 5.6(a) of the Agreement.

        "Covered Parties" has the meaning ascribed to it in Section 5.6(a) of the Agreement.

        "CSFB" has the meaning ascribed to it in Section 2.24 of the Agreement.

        "Direct Profit Margin Dollars" means net sales of the Acquired Corporations less direct materials costs related to such net sales of the Acquired Corporations less direct labor costs related to such net sales of the Acquired Corporations.

        "Dissenting Stockholder" has the meaning ascribed to it in Section 1.8 of the Agreement.

        "Dissenting Shares" has the meaning ascribed to it in Section 1.8 of the Agreement.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "EDGAR" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Effective Time" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

        "Environmental Health and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

  (a)
  any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

  (b)
  fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

  (c)
  financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

  (d)
  any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

        The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

        "Environmental Law" means any Legal Requirement that requires or relates to:

  (a)
  advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

  (b)
  preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

  (c)
  reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes;

  (d)
  assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

  (e)
  protecting natural resources, species, or ecological amenities;

  (f)
  reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

  (g)
  cleaning up pollutants that have been released into the Environment, preventing the threat of any such release, or paying the costs of such clean up or prevention; or

  (h)
  making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA" has the meaning ascribed to it in Section 2.12 of the Agreement.

        "ERISA Affiliate" has the meaning ascribed to it in Section 2.12 of the Agreement.

        "ESPP" has the meaning ascribed to it in Section 2.16(c) of the Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" has the meaning ascribed to it in Section 1.7(a) of the Agreement.

        "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Corporation and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by any Acquired Corporation.

        "Filed Company SEC Reports" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Form F-4 Registration Statement" means the Registration Statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Parent Subordinate Voting Shares in connection with the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing relating to Hazardous Materials that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities, or would reasonably be likely to adversely affect the value of the Facilities or the Acquired Corporations.

        "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Inventory" means all of the inventory of the Acquired Corporations, including the raw material, work-in-process and finished goods inventory thereof and all inventory subject to purchase orders of any Acquired Corporation or that any Acquired Corporation otherwise has committed or commits to purchase.

        The phrase "knowledge" of the Company, for purposes of this Agreement, means the actual knowledge of the personnel of the Acquired Corporations who were involved in the negotiations concerning the Agreement or the preparation of the Company Disclosure Schedule. The phrase "knowledge" of Senior Management, for the purposes of the Agreement, means the actual knowledge of any member of Senior Management after due inquiry.

        "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of The New York Stock Exchange, the Toronto Stock Exchange or any other stock exchange, if applicable), but does not include any Environmental Law.

        "LYONs" has the meaning ascribed to it in Section 3.3 of the Agreement.

        "Material Adverse Effect": An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, results of operations or financial condition of the Acquired Corporations taken as a whole, provided, however, that (i) a decline in Company's stock price shall not, in and of itself, be deemed to constitute a Material Adverse Effect on the Acquired Corporations and (ii) there shall not be taken into account, in determining whether a Material Adverse Effect on the Acquired Corporations has occurred, the direct and foreseeable effect of any action taken by Parent following the public announcement of this Agreement, including any unreasonable refusal by Parent to consent to any reasonable request by the Company to take any action otherwise prohibited by clauses (iv) through (xviii) Section 4.2(b) or any breach by Parent of Section 4.2(c)(ii), (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or the Stockholder Agreements or to perform any of its obligations under the Agreement or the Stockholder Agreements, or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole; provided, however, that a decline in Parent's stock price shall not, in and of itself, be deemed to constitute a Material Adverse Effect on Parent, or (ii) the ability of Parent to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement.

        "Material Contract" has the meaning ascribed to it in Section 2.17(a) of the Agreement.

        "Material Customer" has the meaning ascribed to it in Section 2.7(b) of the Agreement.

        "Merger" has the meaning ascribed to it in the recitals to the Agreement.

        "Merger Sub" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Multiemployer Plan" has the meaning ascribed to it in Section 2.12(h) of the Agreement.

        "Mutual Nondisclosure Agreement" has the meaning ascribed to it in Section 4.3(a) of the Agreement.

        "New Material Customer" has the meaning set forth in Section 2.5(c) of the Agreement.

        "New Plans" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Non-US Plans" has the meaning ascribed to it in Section 2.12(m) of the Agreement.

        "NYSE" means The New York Stock Exchange.

        "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and designed to provide safe and healthful working conditions.

        "Old Plans" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Options" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Organizational Documents" has the meaning ascribed to it in Section 2.1(b) of the Agreement.

        "Other Non-US Plans" has the meaning ascribed to it in Section 2.12(m) of the Agreement.

        "Parent" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Parent Disclosure Schedule" means the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 10.9 and that has been delivered by Parent to the Company on the date of the Agreement.

        "Parent Plans" has the meaning ascribed to it in Section 3.3 of the Agreement.

        "Parent SEC Reports" has the meaning ascribed to it in Section 3.4 of the Agreement.

        "Parent Subordinate Voting Share(s)" means the subordinate voting shares in the capital of Parent.

        "Parent Weighted Average Closing Price" means the quotient obtained by dividing (x) the sum of, for each of the 20 consecutive trading days on the NYSE ending on the third Business Day immediately preceding the Effective Time, the product of (i) the closing price of a Parent Subordinate Voting Share on the NYSE on that trading day and (ii) the number of Parent Subordinate Voting Shares traded on the NYSE on that trading day, divided by (y) the sum of the amounts taken into account in clause (x)(ii) of this definition.

        "Part" means a part or section of the Company Disclosure Schedule or the Parent Disclosure Schedule.

        "Person" means any individual, Entity or Governmental Body.

        "Plans" has the meaning ascribed to it in Section 2.12(a) of the Agreement.

        "Pre-Closing Period" has the meaning ascribed to it in Section 4.1 of the Agreement.

        "Preferred Governing Documents" has the meaning ascribed to it in Section 5.4(h) of the Agreement.

        "Projections" has the meaning ascribed to it in Section 2.5 of the Agreement.

        "Proprietary Asset" means industrial and intellectual property under the Legal Requirements of any jurisdiction, including all:

  (a)
  trade secrets, confidential information and confidential know-how, including all unpatented inventions, customer and supplier lists, formulae systems, methodologies, processes, documents, works, designs, prototypes, materials, technologies, inventor's notes, unpublished studies and data, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals, marketing strategies, and current or proposed business opportunities;

  (b)
  copyrights and all waivers of moral rights associated with copyrights, including all copyrights and moral rights in software and world wide web pages, and also rights to graphic design and user interface elements and "look and feel", and databases;

  (c)
  industrial designs, design patents and other designs;

  (d)
  mask works and integrated circuit topographies;

  (e)
  patents;

  (f)
  registered and unregistered trade-marks, service marks, sound marks, trade names, brand names, trade dress, indicia, distinguishing guises, logos, designs, business names, domain names, Internet protocol addresses and classes of Internet protocol addresses, any other source of business identifiers and fictitious characters, and all goodwill associated with the foregoing; and

  (g)
  all rights to take legal action in respect of past infringement of the property described in (a) to (f) above,

and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, proprietary information, documentation, licenses, registered user agreements and other agreements relating to the foregoing.

        "Proxy Statement" means the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        "Qualified Acquisition Proposal" means a written Acquisition Proposal to acquire all of the outstanding Company Common Stock and specifying a valuation that if entered into would be on terms that the Board of Directors determines in good faith to be more favorable to the Company's Stockholders than of the Merger.

        "Qualified Plans" has the meaning ascribed to it in Section 2.12(e) of the Agreement.

        "Relevant Jurisdiction" means the United States of America, Canada, the United Mexican States, Malaysia, the Republic of Singapore, the European Union, each member state of the European Union and any state, province or other political subdivision of any of the foregoing.

        "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        "Required Company Stockholder Vote" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Required Consents" means all consents referred to in Part 7.7 of the Company Disclosure Schedule.

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary of State" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Senior Management" means the Chief Executive Officer, Chief Financial Officer and Chief Operating Office of the Company.

        "Series A Preferred" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Series B Preferred" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Share Exchange Ratio" means:

  (i)
  if the Parent Weighted Average Closing Price is less than or equal to $16.00, the quotient of $6.00 divided by the Parent Weighted Average Closing Price (expressed to four decimal places with amounts less than 0.00005 being rounded down and amounts equal to or greater than 0.00005 being rounded up in each case to the nearest one ten-thousandth);

  (ii)
  if the Parent Weighted Average Closing Price is greater than or equal to $19.33, the quotient of $7.25 divided by the Parent Weighted Average Closing Price (expressed to four decimal places with amounts less than 0.00005 being rounded down and amounts equal to or greater than 0.00005 being rounded up in each case to the nearest one ten-thousandth); and

  (iii)
  in all other circumstances, 0.375.

        "Sonenshine" has the meaning ascribed to it in Section 2.24 of the Agreement.

        "Stock Election" means an election made in writing by a holder of Series A Preferred and/or Series B Preferred to receive, in lieu of cash, the number of Parent Subordinate Voting Shares that would have been distributed to such holder as a result of the Merger if such holder's shares of Series A Preferred and/or Series B Preferred had been converted into shares of Company Common Stock immediately prior to such distribution, all in accordance with the terms of the applicable Preferred Governing Documents, provided, that to be valid, such election must actually be received by the Company prior to the Effective Time and in the form provided by the Company.

        "Stockholders" has the meaning ascribed to it in the recitals of the Agreement.

        "Stockholder Agreements" has the meaning ascribed to it in the recitals of the Agreement.

        "Stockholder Options" has the meaning ascribed to it in the recitals of the Agreement.

        "Subsidiary": An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

        "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Company Common Stock on terms that the Board of Directors of the Company determines, in its good faith judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger and is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being obtained by such third party.

        "Surviving Corporation" has the meaning ascribed to it in Section 1.1 of the Agreement.

        "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Taxing Authority.

        "Tax Return" means any return (including any information return), report, statement, estimate, schedule, notice, notification, form, election, certificate or other document filed with, or required to be filed with, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Tax Ruling" has the meaning ascribed to it in Section 2.11(i) of the Agreement.

        "Taxing Authority" means a Governmental Body responsible for the imposition, administration or collection of any Tax.

        "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time. References to specific provisions of the Treasury Regulations shall be deemed to include the corresponding provisions of succeeding provisions of the Treasury Regulations.

        "US GAAP" means the generally accepted accounting principles in the United States of America.

        "USRPHC" has the meaning ascribed to it in Section 2.11(t) of the Agreement.

EXHIBIT B-1

STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT, dated as of October 14, 2003 (this "Agreement") among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"), MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and each entity listed in Exhibit I hereto (each, a "Stockholder" and together, the "Stockholders").

RECITALS

        Parent, Merger Sub and Manufacturers' Services Limited (the "Company") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented as permitted by Section 5(b), the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof) providing for the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

        As of the date hereof, each Stockholder is the record owner of the number of shares of Company Common Stock, shares of Series A Preferred and shares of Series B Preferred listed next to such Stockholder's name in Exhibit I (collectively as to such Stockholder, such Stockholder's "Existing Shares" and, together with any shares of Company Common Stock, Series A Preferred, Series B Preferred and/or any other voting securities of the Company acquired by such Stockholder after the date hereof, whether upon the exercise of warrants, options or other rights, the conversion or exchange of any such Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, such Stockholder's "Shares").

        As an inducement and a condition to entering into the Merger Agreement, Parent has required that each Stockholder, severally and not jointly, agree, and each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

        Each Stockholder and Parent desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger and each Stockholder desires to grant to Merger Sub an option to acquire certain of its Shares, in each case upon the terms and subject to the conditions set forth herein.

AGREEMENT

        To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

        1.    Voting, Proxies, Etc.

  (a)
  Agreement to Vote.    Each Stockholder hereby agrees, severally and not jointly, that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 7:

  (i)
  At any meeting of the stockholders of the Company called for purposes that include approval of the Merger and the Merger Agreement, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances in which such Stockholder is entitled to vote, consent or give any other approval with respect to the Merger and the Merger Agreement, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (to the extent such Shares are entitled to be voted and are not so voted pursuant to the proxy granted in Section 1(b)) in favor of adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement.

  (ii)
  At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which such Stockholder is entitled to vote, consent or give any other approval, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (to the extent such Shares are entitled to be voted) against the following actions:

      (1)
      any proposal that would result in a breach by the Company of the Merger Agreement or by the Stockholder hereunder; or

      (2)
      any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of any Acquisition Transaction; (B) any amendment of the Company's certificate of incorporation, certificates of designation or by-laws; (C) any material change in the present capitalization or dividend policy of the Company; or (D) any other material change in the Company's corporate structure or business.

  (b)
  Proxies.    As security for the agreements of the Stockholder provided for herein, each Stockholder hereby grants to Merger Sub a proxy for the term of this Agreement to vote such Stockholder's Shares as indicated in Section 1(a) above. Such Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each of the Stockholder and Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and such Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares.

  (c)
  Transfer Restrictions.    Each Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of such Stockholder's Shares other than pursuant to the terms hereof and the Merger Agreement, (ii) enter into any voting arrangement or understanding with respect to such Stockholder's Shares (other than this Agreement), whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of its representations or warranties contained herein untrue or incorrect in any material respect or would have the effect of preventing or disabling such Stockholder from performing any of its obligations hereunder. For the avoidance of doubt, (i) nothing herein shall be construed to prohibit the conversion by any stockholder of such Shareholder's Series A Preferred into Company Common Stock or exercise by any Stockholder of warrants to acquire any Company Common Stock, Series A Preferred or Series B Preferred and (ii) any shares of Company Common Stock, Series A Preferred or Series B Preferred obtained by a Stockholder upon such conversion or exercise shall be included in such Stockholder's Shares.

  (d)
  Appraisal Rights.    Each Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

  (e)
  No Solicitation.    Each Stockholder will not (and DLJ Merchant Banking, Inc. will not directly or indirectly) take any action that if taken by the Company would be a breach of Section 4.3(a) of the Merger Agreement (disregarding for this purpose the proviso to the first sentence of such Section 4.3(a), but subject to the last sentence of this Section 1(e)). Each Stockholder shall promptly advise Parent and Merger Sub orally and in writing of the receipt by it of any Acquisition Proposal or any inquiry from any Person other than Parent regarding a potential acquisition of the Shares, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the Person making any such Acquisition Proposal or inquiry. Such Stockholder (or DLJ Merchant Banking, Inc.) will keep Parent and Merger Sub informed on a current basis with respect to material developments relating to any such Acquisition Proposal or inquiry or any material modification or proposed modification thereto. Nothing in this Section shall restrict the activities of any individual (whether or not an affiliate of any Stockholder (or DLJ Merchant Banking, Inc.)) in his or her capacity as a director or officer of the Company. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Qualified Acquisition Proposal made by any Person or Persons is reasonably likely to result in a Superior Proposal, each Stockholder (and DLJ Merchant Banking, Inc.) shall be permitted to engage in discussions and negotiations with, and furnish nonpublic information regarding the Acquired Corporations to, such Person or Persons if the Board of Directors of the Company has concluded in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements and the other requirements of the proviso to the first sentence of Section 4.3(a) of the Merger Agreement have been satisfied.

        2.    Option.

  (a)
  Each Stockholder hereby grants to Merger Sub an irrevocable option to purchase that number of shares of Company Common Stock as is set forth under the column "Option Shares" on Exhibit I (as to such Stockholder, such Stockholders' "Option Shares"), on the terms and subject to the conditions set forth herein (the "Option").

  (b)
  The Option may be exercised by Merger Sub, as a whole and not in part, at any time during the period commencing upon (x) the termination of the Merger Agreement pursuant to Section 9.1(f) thereof and (y) ending 96 hours after such termination.

  (c)
  If Merger Sub wishes to exercise the Option, Merger Sub shall send a written notice to each Stockholder of its intention to exercise the Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing (the "Option Closing") of the purchase. The Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable Legal Requirements) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in Section 2(f).

  (d)
  At the Option Closing, each Stockholder shall deliver to Merger Sub (or its designee) all of the Option Shares by delivery of a certificate or certificates evidencing its Option Shares in the denominations designated by Merger Sub in its exercise notice delivered pursuant to Section 2(c), duly endorsed to Merger Sub or accompanied by stock powers duly executed in favor of Merger Sub, with all necessary stock transfer stamps affixed.

  (e)
  At the Option Closing, Merger Sub shall deliver, and Parent shall cause Merger Sub to deliver to each Stockholder in respect of each Stockholder's Option Shares the purchase price per Option Share, as defined in the next sentence. The purchase price per Option Share shall be, in respect of each share of Company Common Stock constituting an Option Share, $6.5992 per share (the "Option Shares Purchase Price").

  (f)
  The Option Closing shall be subject to the satisfaction of (or, in the case of subparagraph (iii), the waiver by Merger Sub of) each of the following conditions:

  (i)
  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option shall have been issued by any court of competent jurisdiction or any other Governmental Body of a Relevant Jurisdiction and shall remain in effect, and there shall not be any Legal Requirement of a Relevant Jurisdiction enacted, adopted or deemed applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option that makes such consummation illegal or otherwise prohibits consummation of the Option;

  (ii)
  any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option under any applicable Antitrust Laws or other Legal Requirements of a Relevant Jurisdiction shall have expired or been terminated; and

  (iii)
  the purchase and sale of each Stockholder's Option Shares shall occur concurrently.

    If the Option Closing shall not occur within 90 days after the exercise of the Option then, unless such failure results from a Stockholder's failure to comply with this Agreement, the Option and this Agreement shall terminate and be of no further force or effect.

  (g)
  If, after purchasing the Option Shares pursuant to the Option, (x) Merger Sub or any of its affiliates has not acquired, or consummated a tender or exchange offer for, the remaining Company Common Stock or consummated a merger or consolidation with the Company and (y) Merger Sub or any of its affiliates receives any cash or non-cash consideration in respect of some or all of the Option Shares (the "Transferred Shares") in connection with (or during the pendency of) a Third Party Business Combination (as defined below) during the period commencing on the date of the Option Closing and ending on the six month anniversary thereof, Merger Sub shall promptly pay over to the Stockholders (to be allocated among them pro rata), in cash as an addition to the aggregate Option Shares Purchase Price for all Option Shares, 50% of the excess, if any, of the value of such consideration received over the aggregate Option Shares Purchase Price paid for the Transferred Shares; provided that, (i) with respect to any of the consideration received by Merger Sub or such affiliates for the Transferred Shares consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) with respect to any consideration received by Merger Sub or such affiliates for the Transferred Shares in a form other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholders, or, if Merger Sub and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" means the occurrence of any of the following events: (A) the Company, or more than 50% of the outstanding shares of the Company Common Stock, is acquired by merger or otherwise by any Person other than Parent, Merger Sub, Stockholder or their respective affiliates (a "Third Party"); or (B) a Third Party acquires all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, however, that in no event will any transaction in which shares of the Company Common Stock or any of its assets are sold or transferred directly or indirectly in connection with or as a part of a sale or other transaction involving a sale, merger or other similar transaction of Parent or any of its material assets or business constitute a Third Party Business Combination, and in no event will a sale of any division, line of business or similar unit of the Company and its subsidiaries (other than a sale of all or substantially all of the assets of the Company and its subsidiaries) constitute a Third Party Business Combination.

  (h)
  If, within six months after purchasing the Option Shares pursuant to the Option, Merger Sub or any of its affiliates consummates a tender or exchange offer for the remaining Company Common Stock or consummates a merger or consolidation with the Company, in either case at a price per share of Company Common Stock in excess of the Option Shares Purchase Price, Merger Sub shall pay over to the Stockholders (to be allocated among them pro rata) promptly after the consummation of the first such tender offer, exchange offer, merger or consolidation to occur, as an addition to the aggregate Option Shares Purchase Price for all Option Shares, an amount in cash equal to 50% of the product of (i) the number of Option Shares sold to Merger Sub by all Stockholders pursuant to the Option and (ii) the excess, if any, of the price per share of Company Common Stock paid in such transaction over the Option Shares Purchase Price (for purposes of calculating the price per share paid in such transaction with respect to (i) any such consideration consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) any consideration other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholder, or, if Merger Sub and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties).

  (i)
  If, after the Option expires unexercised, (x) the Stockholders or any of their respective affiliates have not acquired, or consummated a tender or exchange offer for, the remaining Company Common Stock or consummated a merger or consolidation with the Company and (y) a Stockholder receives any cash or non-cash consideration in respect of some or (subject to the final sentence of this Section 2(i)) all of its Company Common Stock (the "Transferred Stock") in connection with (or during the pendency of) a Third Party Business Combination during the period commencing on the expiration of the period specified in Section 2(b) and ending on the six month anniversary thereof, such Stockholder shall promptly pay over to Merger Sub an amount in cash equal to 50% of the excess, if any, of the value of such consideration received over the product of (A) the Option Shares Purchase Price and (B) the number of shares of Transferred Stock sold by it; provided that, (i) with respect to consideration received by the Stockholder for the Transferred Stock consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) with respect to consideration received by the Stockholder for the Transferred Stock consisting of a form other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholder, or, if Merger Sub and the Stockholder cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. For purposes of calculating the consideration payable to Merger Sub pursuant to this Section 2(i), the number of shares of Transferred Stock sold by any Stockholder shall not exceed the number of such Stockholder's Option Shares and, if the Stockholder sells a greater number of shares of Company Common Stock under the circumstances contemplated by clause (y) of the preceding sentence, such sales shall be taken into account in the order in which they occur until the number of shares of Company Common Stock subject to those sales equals the number of such Stockholder's Option Shares and then no further sharing under this Section 2(i) shall be required.

  (j)
  If, after the date hereof, the Company Common Stock or the Parent Subordinated Voting Shares are combined into a smaller number of shares or split or subdivided into a greater number of shares, the determinations in this Section 2 shall be proportionately adjusted so that the economic consequences of the transactions contemplated hereby are not affected by such action.

        3.    Representations and Warranties of the Stockholder.    Each Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as to itself as follows:

  (a)
  Organization.    Such Stockholder is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

  (b)
  Authorization; Validity of Agreement; Necessary Action .    Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

  (c)
  No Violations; Consents and Approvals.

  (i)
  Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws, neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of such Stockholder, or (B) any resolution adopted by the board of directors or the stockholders of such Stockholder or any of its Subsidiaries; or (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which such Stockholder or any of its Subsidiaries, or any of the assets owned or used by such Stockholder or any of its Subsidiaries, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the such Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement or as a stockholder of the Company in any material respect.

    (ii)
    The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust Laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of such Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement or as a stockholder of the Company in any material respect.

  (d)
  Shares.    Such Stockholder's Existing Shares are, and the Option Shares on the Option Closing Date will be, owned of record by such Stockholder. Such Stockholder's Existing Shares constitute all of the voting securities of the Company owned of record by the Stockholder. Except as set forth in Exhibit I, all of the Stockholder's Existing Shares are issued and outstanding and such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any other voting securities of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares or Option Shares, as the case may be, and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of such Stockholder's Shares on the Option Closing Date or the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and valid title to its Existing Shares and at all times during the term hereof and on the Option Closing Date or the Closing Date will have good and valid title to its Option Shares, free and clear of all liens, claims, security interests or other charges or encumbrances (it being understood that the Stockholders are party to that certain Amended and Restated Stockholders Agreement dated as of June 22, 2000 by and among the Company, the DLJMB Entities (as defined therein), the Mezzanine Holders (as defined therein), certain Trusts, Kevin C. Melia, Robert J. Graham, Julie Kent and certain other persons listed on the signature pages thereto, which is not contravened by the transactions contemplated hereby), and, upon delivery of such Stockholder's Option Shares to Merger Sub against delivery of the consideration therefor pursuant to this Agreement, good and valid title thereto, free and clear of all liens, claims, security interests or other charges or encumbrances (other than any arising as a result of actions taken or omitted by Parent or Merger Sub or any arising under this Agreement), will pass to Merger Sub.

  (e)
  No Broker's Fees.    Except as disclosed in the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

        4.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Stockholder as of the date hereof as follows:

  (a)
  Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

  (b)
  Corporate Authorization; Validity of Agreement; Necessary Action.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and constitutes the legal, valid and binding obligation of Parent and Merger, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

  (c)
  No Violations; Consents and Approvals.

  (i)
  Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws, neither the execution, delivery or performance of this Agreement by Parent or Merger Sub nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or Merger Sub, or any of the respective assets owned or used by each of them, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

  (ii)
  The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust Laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

        5.    Further Agreements.

  (a)
  Further Agreement of the Stockholder.    Each Stockholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Shares (and that this Agreement places limits on the voting of such Stockholder's Shares). Such Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any of such Stockholder's Shares by reason of any stock dividend or distribution, or any change in any of such Stockholder's Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Option Shares Purchase Price shall be accordingly adjusted.

  (b)
  Further Agreement of each of Parent and Merger Sub.    Each of Parent and Merger Sub agrees that it will not agree to any material amendment to the Merger Agreement without the prior written consent of each of the Stockholders.

        6.    Further Assurances.    From time to time prior to the Closing, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party hereto shall cooperate with the other parties hereto in preparing and filing any notifications required under any applicable Antitrust Laws in connection with the transactions contemplated hereby.

        7.    Termination.    The obligations of the Stockholder under Sections 1(a), (b), (d) and (e) shall terminate upon the earlier of the Effective Time or the termination of the Merger Agreement. Subject to the following sentences, all other provisions of this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest to occur of (a) the Effective Time, (b) the expiration of the period specified in Section 2(b) without exercise of the Option, (c) the Option Closing, (d) as set forth in the final paragraph of Section 2(f) or (e) termination of the Merger Agreement other than pursuant to Section 9.1(f) thereof. Unless the Effective Time shall have occurred, Sections 2(g), (h), (i) and (j) shall survive termination of this Agreement. Nothing in this Section 7 shall relieve any party of liability for failure to perform its covenants under this Agreement.

        8.    Costs and Expenses.    All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

        9.    Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

        10.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as it may specify by like notice):

(i)	if to Parent or Merger Sub, to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Senior Vice President, Corporate Development Fax No.: (416) 448-5444 Confirmation No.:
with copies to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Chief Legal Officer Fax No.: (416) 448-2817 Confirmation No.:

and
Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Joel I. Greenberg and Lynn Toby Fisher Fax No.: (212) 836-8689 Confirmation No.: (212) 836-8000
(ii)	if to a Stockholder, to:
[Name of Stockholder] 11 Madison Avenue 16th Floor New York, NY 10010 Attention: General Counsel Fax No.: (212) 325-8256 Confirmation No.: (212) 538-3948
with a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 att.: George R. Bason, Jr. Fax No.: (212) 450-4800 Confirmation No.: (212) 450-4177

        11.    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 14, 2003.

        12.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        13.    Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        14.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        15.    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        16.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder, except as specifically provided herein with respect to Merger Sub's rights under the Option, shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in Parent's sole discretion, any or all of their respective rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including the Company as successor to Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

        17.    Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

  (a)
  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, each Stockholder does hereby appoint Corporation Services Company, and Parent and Merger Sub do hereby appoint CT Corporation, as agent to service of process in the State of Delaware in connection with this Agreement.

  (b)
  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

  (c)
  The parties acknowledge and agree that Parent, Merger Sub and the Stockholder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent, Merger Sub or the Stockholder may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

DLJ MERCHANT BANKING FUNDING, INC.
By:
Name: Title:

DLJ MERCHANT BANKING PARTNERS, L.P.
By:	DLJ Merchant Banking, Inc., its Managing General Partner
By:
Name: Title:
DLJ INTERNATIONAL BANKING PARTNERS, C.V.
By:	DLJ Merchant Banking, Inc., its Advisory General Partner
By:
Name: Title:
DLJ OFFSHORE PARTNERS, C.V.
By:	DLJ Merchant Banking, Inc., its Advisory General Partner
By:
Name: Title:
DLJ FIRST ESC L.P.
By:	DLJ LBO Plans Management Corporation, its General Partner
By:
Name: Title:

DLJ ESC II L.P.
By:	DLJ LBO Plans Management Corporation, its General Partner
By:
Name: Title:

CREDIT SUISSE FIRST BOSTON LLC, AS
NOMINEE FOR:
EMA 2001 PLAN, L.P.
DLJ FIRST ESC. L.P.
DOCKLANDS 2001 PLAN, L.P.
PARADEPLATZ PLAN 2001 PLAN, L.P.
CREDIT SUISSE FIRST BOSTON
PRIVATE EQUITY, INC.
CSFB 2001 INVESTORS, L.P.
By:	Credit Suisse First Boston (USA) Inc., its sole member
By:
Name: Title:
DLJ MERCHANT BANKING, INC., Solely for purposes of Section 1(e) of this Agreement
By:
Name: Title:
CELESTICA INC.
By:
Name: Title:

MSL ACQUISITION SUB INC.
By:
Name: Title:

Exhibit I

	Shares of Company Common Stock	Series A Preferred Stock	Series B Preferred Stock	Common Underlying Warrants	Option Shares Company Common Stock

DLJ Merchant Banking Partners, LP	7,683,054	128,471	0	249,555	6,354,162
DLJ International Partners, CV	3,452,918	68,408	0	132,883	2,855,687
DLJ Offshore Partners CV	199,998	3,762	0	7,308	165,406
DLJ Merchant Banking Funding Inc.	3,027,236	0	0	0	2,503,633
DLJ First ESC LP	1,882,440	0	0	0	1,556,845
DLJ ESC II, LP	10,417	0	0	0	8,615
CSFB LLC as nominee for 2001 Plan Investors	97,916	99,359	0	193,005	80,980

EXHIBIT B-2

STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT, dated as of October 14, 2003 (this "Agreement") among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"), MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and [                        ] (the "Stockholder").

RECITALS

        Parent, Merger Sub and MANUFACTURERS' SERVICES LIMITED, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof) providing for the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

        Stockholder is an employee of the Company or one of the other Acquired Corporations and anticipates continuing his or her employment with Parent or one of its Subsidiaries following the consummation of the Merger.

        As of the date hereof, the Stockholder is the record owner (individually or, if applicable, jointly with the Stockholder's spouse) of the number of shares of Company Common Stock set forth on Schedule A hereto (the "Existing Shares" and, together with any shares of Company Common Stock, Series A Preferred, Series B Preferred and/or any other voting securities of the Company acquired by the Stockholder (individually or, if applicable, jointly by the Stockholder and his or her spouse) after the date hereof, whether upon the exercise of warrants, options or other rights, the conversion or exchange of any such Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the "Shares").

        As an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

        The Stockholder and Parent desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger upon the terms and subject to the conditions set forth herein.

AGREEMENT

        To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

        1.    Voting, Proxies, Etc.

  (a)
  Agreement to Vote.    The Stockholder hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 7:

  (i)
  At any meeting of the stockholders of the Company called for purposes that include approval of the Merger and the Merger Agreement, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances in which the Stockholder is entitled to vote, consent or give any other approval with respect to the Merger and the Merger Agreement, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares (to the extent such Shares are entitled to be voted and are not so voted pursuant to the proxy granted in Section 1(b)) in favor of adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement.

  (ii)
  At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which the Stockholder is entitled to vote, consent or give any other approval, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares (to the extent such Shares are entitled to be voted) against the following actions:

      (1)
      any proposal that would result in a breach by the Company of the Merger Agreement or by the Stockholder hereunder; or

      (2)
      any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of any Acquisition Transaction; (B) any amendment of the Company's certificate of incorporation, certificates of designation or by-laws; (C) any material change in the present capitalization or dividend policy of the Company; or (D) any other material change in the Company's corporate structure or business.

  (b)
  Proxies.    As security for the agreements of the Stockholder provided for herein, the Stockholder hereby grants to Merger Sub a proxy for the term of this Agreement to vote the Shares as indicated in Section 1(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each of the Stockholder and Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares.

  (c)
  Transfer Restrictions.
  (i)
  The Stockholder agrees not to (A) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Shares other than pursuant to the terms hereof and the Merger Agreement, (B) enter into any voting arrangement or understanding with respect to the Shares (other than this Agreement), whether by proxy, voting agreement or otherwise, or (C) take any action that could make any of its representations or warranties contained herein untrue or incorrect in any material respect or would have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder.

  (ii)
  If the Merger is consummated, the Stockholder agrees:

  (A)
  during the period commencing at the Effective Time and ending on the earlier of (x) the day after the Stockholder ceases to be employed by Parent or any of its Subsidiaries and (y) the second anniversary of the Effective Time, not to Transfer, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Parent Subordinate Voting Shares owned or held by him or her as a result of the Merger or the exercise of Company Stock Options (whether before or after the Merger); and

  (B)
  without limiting the restrictions set forth in paragraph (A) above, for so long as the Stockholder is employed by Parent or any of its Subsidiaries and until the day after the Stockholder ceases to be employed by Parent or one of its Subsidiaries, not to Transfer, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Parent Subordinate Voting Shares owned or held by him or her, except in compliance with the policies and procedures for Transfers of Parent Subordinate Voting Shares applicable to officers of Parent and its Subsidiaries from time to time, provided, that Parent has provided written notice of such policies and procedures to the Stockholder.

  (iii)
  For the avoidance of doubt, (A) nothing herein shall be construed to prohibit the exercise by the Stockholder of any Company Stock Option (whether before or after the Merger) and (B) any shares of Company Common Stock or Parent Subordinate Voting Shares acquired by the Stockholder upon such exercise shall be subject to clauses (i) and (ii) above, as applicable.

  (d)
  Appraisal Rights.    The Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

  (e)
  No Solicitation.    The Stockholder acknowledges and agrees that he or she will be deemed a Representative of the Acquired Corporations for purposes of Section 4.3 of the Merger Agreement and agrees to be bound by and to comply with the provisions of Section 4.3 of the Merger Agreement as if he or she was a party to the Merger Agreement. Nothing in this Section shall restrict the activities of any Stockholder in his or her capacity as a director or officer of the Company.

        2.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

  (a)
  Authorization; Validity of Agreement; Necessary Action.    The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

  (b)
  No Violations; Consents and Approvals.
  (i)
  Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, applicable Antitrust laws, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by him or her of the transactions contemplated hereby nor compliance by him or her with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (A) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which the Stockholder or any of the Stockholder's assets may be subject, or (B) require a Consent from any Person; except, in the case of clause (A), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

  (ii)
  The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (A) for the pre-merger notification requirements of applicable Antitrust laws and (B) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

  (c)
  Shares.    The Existing Shares are, and the Shares on the Closing Date will be, owned of record by the Stockholder (individually or, if applicable, jointly with the Stockholder's spouse). The Existing Shares constitute all of the voting securities of the Company owned of record by the Stockholder (individually and, if applicable, jointly with the Stockholder's spouse). All of the Existing Shares are issued and outstanding and, other than as set forth on Schedule A hereto, the Stockholder does not own, of record or beneficially (individually or, if applicable, jointly with the Stockholder's spouse), any warrants, options or other rights to acquire any other voting securities of the Company. The Stockholder (individually or, if applicable, jointly with the Stockholder's spouse) has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of the Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder has (individually or, if applicable, jointly with the Stockholder's spouse) good and valid title to the Existing Shares and at all times during the term hereof and on the Closing Date will have good and valid title to the Shares, free and clear of all liens, claims, security interests or other charges or encumbrances (other than any arising as a result of actions taken or omitted by Parent or Merger Sub or any arising under this Agreement).

  (d)
  No Broker's Fees.    Except as disclosed in the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

        3.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Stockholder as of the date hereof as follows:

  (a)
  Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

  (b)
  Corporate Authorization; Validity of Agreement; Necessary Action.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and constitutes the legal, valid and binding obligation of Parent and Merger, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

  (c)
  No Violations; Consents and Approvals.
  (i)
  Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, applicable Antitrust laws, neither the execution, delivery or performance of this Agreement by Parent or Merger Sub nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or Merger Sub, or any of the respective assets owned or used by each of them, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

  (ii)
  The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

        4.    Further Agreement of the Stockholder.    The Stockholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting of the Shares). The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any Shares by reason of any stock dividend or distribution, or any change in any Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        5.    Further Assurances.    From time to time prior to the Closing, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        6.    Termination.    This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier to occur of (a) the Effective Time (except that the provisions of Section 1(c)(ii) of this Agreement shall survive for the periods specified in such Section), or (b) the termination of the Merger Agreement. Nothing in this Section 6 shall relieve any party of liability for breach of this Agreement.

        7.    Costs and Expenses.    All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

        8.    Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

        9.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) provided, that any communication delivered or sent on a day that is not a business day or after 5:00 p.m. (local time) on a business day shall be deemed to have been delivered or sent on the next following business day:

(i)	if to Parent or Merger Sub, to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Senior Vice President, Corporate Development Fax No.: (416) 448-5444 Confirmation No.: (416) 448-4577
with mandatory copies to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Chief Legal Officer Fax No.: (416) 448-2817 Confirmation No.: (416) 448-4620
and
Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Attention: Joel I. Greenberg and Lynn Toby Fisher Fax No.: (212) 836-8689 Confirmation No.: (212) 836-8000
(ii)	if to the Stockholder, to the address(es) set forth on Schedule A hereto.

        10.    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 14, 2003.

        11.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        12.    Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        13.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        14.    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        15.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in Parent's sole discretion, any or all of their respective rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including the Company as successor to Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

        16.    Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

  (a)
  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, the Stockholder, Parent and Merger Sub does hereby appoint Ct Corporation as agent to service of process in the State of Delaware in connection with this Agreement.

  (b)
  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

  (c)
  The parties acknowledge and agree that Parent and Merger Sub would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or Merger Sub may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER
By:	Name:
CELESTICA, INC.
By:	Name: Title:
MSL ACQUISITION SUB INC.
By:	Name: Title:

Schedule A

Number of Existing Shares:	shares of Company Common Stock

Description of any warrants, options or other rights to purchase voting securities of the Company:

Address(es) for notices and other communications pursuant to Section 10 of the Agreement:

Attention: Telephone No.: Telecopy No.: with a copy to:

Attention: Telephone No.: Telecopy No.:

EXHIBIT C

MANUFACTURERS' SERVICES LIMITED

SECOND RESTATED CERTIFICATE OF INCORPORATION

        Pursuant to Section 245 of the General Corporation Law of the State of Delaware, Manufacturers' Services Limited has adopted this Second Restated Certificate of Incorporation restating and integrating, but not further amending, its Certificate of Incorporation (originally filed December 1, 1994), as heretofore amended and restated, which Second Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of said Section 245. There is no discrepancy between the provisions of this Second Restated Certificate of Incorporation and the Certificate of Incorporation, as heretofore amended and restated.

ARTICLE I

        The name of this corporation is Manufacturers' Services Limited (hereinafter referred to as the "Corporation").

ARTICLE II

        The registered office of this Corporation in the State of Delaware is located 2711 Centerville Road, Suite 400, New Castle County, Wilmington. The registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.    Common Stock.

  A.
  General.    Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized.

  B.
  Voting.    The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting. Notwithstanding the foregoing, the 2,450,846, 1,098,049 and 957,465 shares of Common Stock issued to DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V. and DLJ Merchant Banking Funding, Inc. respectively, pursuant to the Securities Purchase Agreement dated as of June 11, 1997 among such entities, the Corporation and certain other parties will not be entitled to be voted by any such entity at any time unless, and except to the extent that, at such time, such entity has, if applicable, complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of such shares as voting securities, provided that the foregoing shall not limit the right of any other party to acquire or vote any shares of Common Stock.

  C.
  Number.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b) (2) of the General Corporation Law of the State of Delaware.

  D.
  Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

  E.
  Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.    Preferred Stock.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights. and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights. conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock"). The powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock is as set forth on Annex I attached hereto.

ARTICLE V

        The Corporation shall have a perpetual existence.

ARTICLE VI

        Unless and except to the extent that the By-Laws of this Corporation shall so require, the election of directors need not be by written ballot.

ARTICLE VII

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by law, the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VIII

        Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IX

1.    Indemnification.    The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.    Advance of Expenses.    Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3.    Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4.    Other Rights.    The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.    Reliance.    Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

6.    Merger or Consolidation.    If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.    Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

8.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

        This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.    Number of Directors.    The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2.    Classes of Directors.    The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3.    Election of Directors.    Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4.    Terms of Office.    Except as provided in Section 6 of this Article XI, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5.    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.    In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6.    Removal.    The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

7.    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

8.    Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

9.    Amendment to Article.    Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI.

ARTICLE XII

1.    Dividends.    The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

2.    Issuance of Stock.    The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only apart of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

        The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

3.    Inspection of Books and Records.    The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

4.    Location of Meetings, Books and Records.    Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-laws of this Corporation.

ARTICLE XIII

        At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIII.

ARTICLE XIV

        Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV.

ARTICLE XV

        The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

        In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE XVI

        The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Donaldson, Lufkin & Jenrette, Inc. and its affiliates (the "DLJ Entities") shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by the DLJ Entities to be an "interested stockholder" as such term is defined in Section 203(c) (5) of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned, for the purpose of restating the Certificate of Incorporation of the Corporation, as heretofore amended and restated, pursuant to the General Corporation Laws of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and accordingly has hereunto executed this Second Restated Certificate of Incorporation on this 20th day of February, 2001.

/s/ ALAN CORMIER Name: Alan Cormier Title: Vice President, General Counsel and Secretary

ANNEX I

        (1)    Number and Designation.    Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock").

        (2)    Rank.    The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including the Corporation's common stock, par value $0.001 per share ("Common Stock"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the creation of Junior Securities.

        (3)    Dividends.    (a) (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a) (ii) and (iii) hereof) at a rate equal to (A) through the fourth Dividend Payment Date (as defined below), 14% per annum, and (B) thereafter, 15% per annum (each of the preceding (A) and (B) shall be computed on the basis of a 360 day year and shall be referred to herein as the applicable "Dividend Rate"). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(b) or 5(c) hereof, the Dividend Rate as provided above shall increase by .50% per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 10%. Such dividends shall be payable in the manner set forth below in Sections 3(a) (ii) and (iii) quarterly on February 26, May 26, August 26, and November 26 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

    (ii)
    Prior to and including the fourth Dividend Payment Date (the "Accretion Date"), each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

    (iii)
    After the Accretion Date, dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof.

  (b)
  After the Accretion Date, upon the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares"). The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. For the purposes of determining the number of Additional Shares to be issued as dividends pursuant to this

    Paragraph (b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c).

  (c)
  Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

  (d)
  So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless, in each case (to the extent such dividends are payable in cash), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the acquisition of, as applicable, such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

  (e)
  So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

        (4)    Liquidation Preference.    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of (1) $25.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above, and provided further that in no event will dividends accrete beyond the most recent Dividend Payment Date prior to the Dividend Payment

Date on which dividends on the Senior Preferred Stock are payable in Additional Shares, and (y) any Additional Share, the Applicable Liquidation Value. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

  (b)
  Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

  (c)
  The Applicable Liquidation Value of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

        (5)    Redemption.

        "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham 1995 Irrevocable Trust, The Julie Kent 1995 Irrevocable Trust, Kevin C. Melia, Robert J. Graham, Julie Kent, the Company, and the other parties thereto, as amended from time to time.

  (a)
  Redemption At the Option of the Corporation.    At any time, provided that the Corporation has funds legally available for such payment, the Corporation may, at its option, redeem all but not less than all shares of Senior Preferred Stock at redemption prices per share in cash set forth in the table below, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest:

Year Beginning	Percentage of Liquidation Value
November 26, 1999	114.0%
November 26, 2000 and thereafter	115.0%
  (b)
  Redemption In the Event of a Change of Control.    In the event of a Change of Control, to the extent that the Corporation shall have funds available for such payment, the Corporation shall be required to offer to redeem all of the shares of Senior Preferred Stock then outstanding and shall be required to redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than five days following the Change in Control and at a redemption price per share equal to 107.50% of the Liquidation Value, in cash, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

        "Change of Control" means such time as, (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the 1999 Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of all classes of voting securities of the Corporation, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Corporation than that beneficially owned by the 1999 Investors; or (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the 1999 Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation, then in office.

        "1999 Investors" means the Stockholders (determined as of the date of initial issuance of the Senior Preferred Stock) and their Permitted Transferees, each as defined in the Stockholders Agreement.

  (c)
  Mandatory Redemption.    To the extent the Corporation shall have funds legally available for such payment, on November 26, 2006, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

  (d)
  Status of Redeemed Shares.    Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock, provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

  (e)
  Failure to Redeem.    If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (5) (b) or 5(c) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

  (f)
  Failure to Pay Dividends.    Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

        (6)    Procedure for Redemption.    (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Section 5(a) or (c), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state, (i) the redemption date; (ii) the number of shares of Senior Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

  (b)
  In the case of any redemption pursuant to Section 5(a) or (c) hereof, notice having been mailed as provided in Section 6(a) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

  (c)
  In the case of a redemption pursuant to Section 5(b) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 20 days prior to the occurrence of the Change of Control and not less than 5 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

        Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

  (d)
  In the case of a redemption pursuant to Section 5(b) hereof, notice having been mailed as provided in Section 6(c) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as the holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.

        (7)    Exchange.    (a) Subject to the provisions of this paragraph (7) the Corporation may, at its option, at any time and from time to time on any Dividend Payment Date exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding shares (and fractional shares) of Senior Preferred Stock, for Exchange Debentures, provided that (i) on or prior to the date of exchange the Corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of Senior Preferred Stock all accrued and unpaid cash dividends on shares of Senior Preferred Stock through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no shares of Senior Preferred Stock are held on such date by the Mezzanine Holders (as defined in the Stockholders Agreement) or any of their Affiliates. The principal amount of Exchange Debentures deliverable upon exchange of a share of Senior Preferred Stock, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

        Cash dividends on any shares of Senior Preferred Stock exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall the

Corporation issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

        Prior to effecting any exchange hereunder, the Corporation shall appoint a trustee to serve in the capacity contemplated by an indenture between the Corporation and such trustee, containing customary terms and conditions.

        The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of (i) Liquidation Value plus (ii) accrued and unpaid dividends, if any, per share of Senior Preferred Stock held by a holder on the applicable exchange date.

        "Affiliates" shall have the meaning ascribed to such term in the Stockholders Agreement.

        "Exchange Debentures" means the Subordinated Exchange Debentures due 2006 of the Corporation, to be issued pursuant to an indenture between the Corporation and a trustee, containing customary terms and conditions, in accordance with the Term Sheet attached as Exhibit A hereto.

  (b)
  Procedure for Exchange. (i) In the event the Corporation shall exchange shares of Senior Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any share of Senior Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of shares of Senior Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder; (C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and (E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

  (ii)
  Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture containing customary terms and conditions. The Corporation will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

      The Corporation will not give notice of its intention to exchange under paragraph 6(b) (i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject as aforesaid), (iii) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, (iv) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Exchange Debentures for the shares of Senior Preferred Stock is exempt from registration under the Act, and (v) the Corporation has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

    (iii)
    Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the shares of Senior Preferred Stock so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corpcration (except the right to receive from the Corporation the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be exchanged by the Corporation for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

    (iv)
    Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

    (v)
    Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Senior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

  (c)
  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Senior Preferred Stock pursuant hereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Senior Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (8)    Voting Rights.    (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8), as otherwise provided by law or as provided in the Stockholders Agreement.

  (b)
  If and whenever (i) four consecutive cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation, (iii) the Corporation shall have failed to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e) or 8(c) hereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock called as hereinafter provided.

  (c)
  Whenever (i) all arrears in cash dividends on the Senior Preferred Stock then outstanding shall have been paid and cash dividends thereon for the Current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) the Corporation shall have fulfilled its obligation to provide notice as specified in subsection (b) (iii) hereof, or (iv) the Corporation shall have complied with Sections 3(d), 3(e) and 8(c) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in four consecutive quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e) or 8(c)), the terms of office of the persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur with respect to the directors elected by the holders of the Senior Preferred Stock, a successor shall be elected in accordance with the procedures of Section 8(b) to serve until the next annual meeting of the stockholders or special meeting held in place thereof, if such office shall not have previously terminated as provided above.

  (d)
  Without the written consent of 66% of the outstanding shares of Senior Preferred Stock or the vote of holders of 66% of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock, provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; (ii) create, authorize or issue any class or series of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create, authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding shares of Senior Preferred Stock in accordance with the terms hereof; (iii) merge or consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Corporation unless, in the case of a merger or consolidation, (A) if the Corporation is not the surviving corporation, the seniority, rights, powers and preferences of the Senior Preferred Stock continue unimpaired and on identical terms after such transaction or (B) the surviving corporation has a Consolidated Net Worth (immediately following any such transaction) at least equal to that of the Corporation immediately prior to such transaction or (iv) issue any additional shares of Senior Preferred Stock, other than the issuance of Additional Shares in accordance with Section 3(b) hereof.

    "Consolidated Net Worth" means at any date and with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 26, 1999 in the book value of any asset owned by such Person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in Persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

  (e)
  In exercising the voting rights set forth in this paragraph (8), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

        (9)    Reports.    So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

        (10)    General Provisions.    (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

  (b)
  The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

  (c)
  The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

  (d)
  Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

EXHIBIT A

SUMMARY OF TERMS
OF INDENTURE FOR
SUBORDINATED EXCHANGE DEBENTURES

Parties:	Manufacturers' Services Limited (the "Corporation") and [ ], as trustee.
Issue:
Subordinated Exchange Debentures (the "Exchange Debentures") to be issued by the Corporation, at its option, in exchange for any or all the outstanding shares of Senior Exchangeable Preferred Stock due 2006 (the "Senior Preferred Stock") issued on or about November 26, 1999.
Maturity:	November 26, 2006.
Interest:
Annual rate, payable quarterly, equal to 14% through November 26, 2000 and 15% thereafter. After the Accretion Date (as defined in the Certificate of Designation of the Senior Preferred Stock of the Corporation (the "Certificate of Designation")), quarterly interest will be paid by the issuance of additional Exchange Debentures; until then interest will be payable in cash.
Ranking:	The Exchange Debentures will rank senior to all other subordinated debt, preferred stock and common equity of the Corporation.
Optional Redemption:	The Exchange Debentures will be redeemable at the option of the Corporation, in whole but not in part, at the same redemption prices set forth in the Certificate of Designation.
Change of Control Repurchase Right:
In the event of a Change of Control, each holder of the Exchange Debentures will have the right to require the Corporation to repurchase all or any part of such holder's Exchange Debentures, upon a date no later than 30 days following the Change of Control, at a repurchase price calculated in accordance with the procedures set forth in Section 5(b) of the Certificate of Designations for calculating the redemption price of the Senior Preferred Stock in the event of a Change of Control, except that, in so calculating the repurchase price, the aggregate principal amount of the Exchange Debentures shall be substituted for "Liquidation Value", as such term is used in such Section 5(b).
Covenants:
The Debentures will contain covenants that are substantially the same as the covenants contained in the senior credit facility of the Corporation, as amended, and will limit, among other things, the ability of the Corporation and its subsidiaries (i) to incur additional indebtedness, (ii) to pay dividends and make other distributions on its capital stock, (iii) to repurchase its capital stock or warrants, options or other rights to acquire shares of its capital stock or any Indebtedness subordinated to the Exchange Debentures, (iv) to make certain other Restricted Payments, (v) to make certain investments or asset sales, (vi) to engage in transactions with affiliates, (vii) to create liens, (viii) to permit "layering" of indebtedness and (ix) to merge or consolidate or transfer all or substantially all of its assets.

CERTIFICATE OF DESIGNATIONS

OF

5.25% SERIES A CONVERTIBLE PREFERRED STOCK

OF

MANUFACTURERS' SERVICES LIMITED

        Manufacturers' Services Limited, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as that pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation and pursuant to the Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting duly held adopted the following resolution on March 12, 2002:

        RESOLVED, that the Corporation is authorized to issue 1,030,000 shares of 5.25% Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), with the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as set forth on Annex II.

Annex II

        Section 1.    Ranking.    Each share (a "Share") of Series A Preferred Stock shall have preferences, limitations and relative rights identical with each other, and all Shares of Series A Preferred Stock shall have such preferences and relative rights expressly provided in this Annex II. The Series A Preferred Stock shall rank prior to the Senior Preferred Stock of the Corporation.

        Section 2.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 1,030,000 shares that shall be designated as "5.25% Series A Convertible Preferred Stock". The Series A Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 3.    Dividends.

  (a)
  To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 5.25% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

  (b)
  All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding Shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ"), or such other market in which such prices are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series A Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible in accordance with Section 6.

  (c)
  Dividend Reference Date.    The accrued dividends will by payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2002 (the "Dividend Reference Dates") to the record holders of Series A Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

  (d)
  If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        Section 4.    Liquidation Preference.

  (a)
  In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

    The holders of the Series A Preferred Stock shall receive an amount per Share equal to the Liquidation Value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided however, that if the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock.

    As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series A Preferred Stock.

  (b)
  Notwithstanding the foregoing, each holder of Series A Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

  (c)
  After the payment of the amounts required to be paid to the holders of Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4, the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series A Preferred Stock shall not be entitled to any further right or claim.

  (d)
  A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before March 14, 2004, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

        Section 5.    Redemption.

  (a)
  On March 14, 2007 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (b)
  No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease, and such Share will be cancelled and will not be reissued, sold or transferred.

        Section 6.    Conversion.

  (a)
  Each Share shall be convertible into Common Stock, at the then applicable Conversion Price (as herein defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series A Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before December 14, 2002, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to three quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Conversion Date (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series A Preferred Stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (b)
  The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock is referred to herein as the "Conversion Price", and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each Share shall be $50.00. The initial

    Conversion Price for each Share shall be $6.4350, subject to adjustment as set forth at Section 6(d) below.

  (c)
  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, payment of the Optional Make Whole Payment, if any, or payment of the Make Whole Payment (as defined), if any, if such payment is made in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

  (d)
  The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

  (i)
  In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

  (ii)
  In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

  (iii)
  In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

    (iv)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series A Preferred Stock upon conversion thereof so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Additional Securities which such holder would have received if such holder had converted its shares of Series A Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(vi) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series A Preferred Stock.

    In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series A Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 6(d)(iv).

    Rights or warrant distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

    For purposes of this Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

    (v)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(iv) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

    (vi)
    For purposes of this Section 6(d), the following terms shall have the meaning indicated:

      "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in cash no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(d)(iv) hereof, whose determinations shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

      "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchange for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (vii)
    No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series A Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (viii)
    Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

    (ix)
    To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series A Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

    (x)
    In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

  (e)
  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case where the Series A Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or sales.

  (f)
  The Corporation may elect to convert some or all of the Shares as follows:

  (i)
  If at any time prior to the Scheduled Redemption Date, the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, NASDAQ, if the Common Stock is then listed or admitted to trading on any national securities exchange or in such market system, or such other market in which such prices are regularly quoted, exceeds 150% of the then effective Conversion Price (as defined) for any 15 out of 20 consecutive trading days, and a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series A Preferred Stock is effective and available for use at all times during the period beginning thirty (30) days prior to the Notice Date (as defined below) and ending on the Required Conversion Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Required Conversion Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or such shares may be sold pursuant to Rule 144(k) under the Securities Act, then the Corporation may elect to convert some or all of the then issued and outstanding Shares at the then applicable Conversion Price. If the Corporation elects to convert less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series A Preferred Stock shall be converted based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to convert. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and certain of the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

  (ii)
  The Corporation will mail written notice of each conversion of Series A Preferred Stock pursuant to Section 6(f)(i) to each record holder at least 20 business days prior to the date on which such conversion is to be made (the "Required Conversion Date"). The date on which such notice is mailed is the "Notice Date." The Notice Date must be a date within ten days of the last day of the 20 consecutive trading day period referred to in Section 6(f)(i).

  (iii)
  If a Required Conversion Date occurs prior to September 14, 2003, the Corporation will make an additional payment with respect to the Shares converted in an amount equal to six quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Required Conversion Date (such payment, the "Make Whole Payment"). The Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Make Whole Payment in shares of Common Stock if, on the Required Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The notice delivered by the Corporation pursuant to Section 6(f)(ii) shall specify whether the Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (g)
  If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series A Preferred Stock, at the address or such holder as appears on the Corporation's stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

  (h)
  The issuance of stock certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the exercising holder of Series A Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series A Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

  (i)
  The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

  (j)
  The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (k)
  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

  (i)
  The adjusted or readjusted Conversion Price for the Series A Preferred Stock; and

  (ii)
  The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series A Preferred Stock.

  (l)
  Except with the consent of the holders of two-thirds of the then outstanding shares of Series A Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

  (m)
  If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock after such holder has received notice from the Corporation of the Corporation's election to convert some or all of such holder's Series A Preferred Stock pursuant to Section 6(f)(i), such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's

    Shares, the Make Whole Payment, if any, that the Corporation would have been required to pay such holder in connection with such conversion.

  (n)
  As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

  (i)
  a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

  (ii)
  payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

  (iii)
  a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

  (iv)
  the Optional Make Whole Payment, if any, required pursuant to Section 6(a);

  (v)
  the Make Whole Payment, if any, required pursuant to Section 6(f)(iii).

  (o)
  If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(n) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series A Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

    (i)
    authorize or issue any other class or series of Preferred Stock ranking senior to the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series A Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement; or

    (ii)
    pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series A Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

    (iii)
    reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series A Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

  (b)
  Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

  (c)
  The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

        IN WITNESS WHEREOF, Manufacturers' Services Limited has caused this Certificate of Designations to be duly executed on March 14, 2002.

MANUFACTURERS' SERVICES LIMITED
By:	/s/ ALBERT A. NOTINI Name: Albert A. Notini Title: Chief Financial Officer and Executive Vice President

State of Delaware Secretary of State Division of Corporations Delivered 06:35 PM 07/02/2003 FILED 05:29 PM 07/02/2003 SRV 030439370 - 2457349 FILE

CERTIFICATE OF DESIGNATIONS
OF
4.5% SERIES B CONVERTIBLE PREFERRED STOCK
OF
MANUFACTURERS' SERVICES LIMITED

****

        Manufacturers' Services Limited, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as that pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation and pursuant to the Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting duly held adopted the following resolution on July 1, 2003:

        RESOLVED, that the Corporation is authorized to issue 500,000 shares of 4.5% Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), with the powers designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as set forth on Annex II.

Annex II

        Section 1.    Ranking.    Each share (a "Share") of Series B Preferred Stock shall have preferences, limitations and relative rights identical with each other; and all Shares of Series B Preferred Stock shall have such preferences and relative rights expressly provided in this Annex II. The Series B Preferred Stock shall rank pari passu with the 5.25% Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series A Preferred Stock") and prior to the Senior Preferred Stock of the Corporation.

        Section 2.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 500,000 shares that shall be designated as "4.5% Series B Convertible Preferred Stock". The Series B Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be entitled to a preference in liquidation as provided in Section 4 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 3.    Dividends.

  (a)
  To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series B Preferred Stock, pari passu with the Series A Preferred Stock, as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 4.5% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends there) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

  (b)
  All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked rice for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ"), or such other market in which such priced are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series B Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible in accordance with Section 6.

  (c)
  Dividend Reference Date.    The accrued dividends will be payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2003 (the "Dividend Reference Dates") to the record holders of Series B Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

  (d)
  If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock and the Series B Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock or the Series B Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        Section 4.    Liquidation Preference.

  (a)
  In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive, pari passu with the holders of the Series A Preferred Stock, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

    The holders of the Series B Preferred Stock shall receive an amount per Share equal to the Liquidation value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided however, that if the assets to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock and the Series B Preferred Stock.

    As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series B Preferred Stock.

  (b)
  Notwithstanding the foregoing, each holder of Series B Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

  (c)
  After the payment of the amounts required to be paid to the holders of Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4(a), the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series B Preferred Stock shall not be entitled to any further right or claim.

  (d)
  A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before July 3, 2005, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

        Section 5.    Redemption.

  (a)
  On July 3, 2008 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series B Preferred Stock will upon issue by fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (b)
  If at any time after July 3, 2006 and prior to the Scheduled Redemption Date, (i) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series B Preferred Stock is effective and available for use at all times during the period beginning on the Early Redemption Notice Date (as defined below) and ending on the Early Redemption Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Early Redemption Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or (ii) such shares may be sold pursuant to Rule 144(d) under the Securities Act, then the Corporation my elect to redeem some or all of the then issued and outstanding Shares at the Redemption Price. If the Corporation elects to redeem less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series B Preferred Stock shall be redeemed based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to redeem. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 1, 2003, among the Corporation, U.S. Bancorp Piper Jaffray, RBC Dain Rauscher, Inc. and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

  (c)
  The Corporation will mail written notice of each redemption of Series B Preferred Stock pursuant to Section 5(b) to each record holder at least 30 days prior to the date on which such redemption is to be made (the "Early Redemption Date"). The date on which such notice is mailed is the "Early Redemption Notice Date." Each such notice of redemption shall specify the number of Shares to be redeemed, the date fixed for redemption, the place or places of payment, that payment will be made upon presentation and surrender of such Shares and the current Conversion Price. If fewer than all the outstanding Shares are to be redeemed, the notice of redemption shall identify the number of Shares to be redeemed. Each Share shall be convertible into Common Stock at the option of the holder thereof in accordance with the provisions of Section 6 at any time prior to the Early Redemption Date.

  (d)
  No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease (including the conversion rights set forth in Section 6), and such Share will be concealed and will not be reissued, sold or transferred.

        Section 6.    Conversion.

  (a)
  Each share shall be convertible into Common Stock, at the then applicable Conversion Price (as hereinafter defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series B Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series B Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before July 3, 2005, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to four quarterly dividends to be paid pursuant to Section 3 per Share (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series B Preferred stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (b)
  The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock is referred to herein as the "Conversion Price," and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each share shall be $50.00. The initial Conversion Price for each Share shall be $5.90, subject to adjustment as set forth at Section 6(d) below.

  (c)
  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock or payment of the Optional Make Whole Payment, if any, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

  (d)
  The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

  (i)
  In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (ii)
    In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (iii)
    In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

    (iv)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series B Preferred Stock upon conversion thereof so that any such holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder would have received if such holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(iv) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series B Preferred Stock.

    In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series B Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of the Section 6(d)(iv).

    Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

    (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

    For purposes of the Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

    (v)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(vi) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of the Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

    (vi)
    For purposes of this Section 6(d), the following terms shall have the meaning indicated:

      "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or

      New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section6(d)(iv) hereof, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

      "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (vii)
    No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series B Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (viii)
    Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

    (ix)
    To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series B Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

    (x)
    In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series B Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

  (e)
  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case where the Series B Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations reclassifications, mergers, consolidations or sales.

  (f)
  If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series B Preferred Stock, at the address or such holder as appears on the Corporations stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

  (g)
  The issuance of stock certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the exercising holder of Series B Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series B Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

  (h)
  The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

  (i)
  The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (j)
  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

  (i)
  The adjusted or readjusted Conversion Price for the Series B Preferred Stock; and

  (ii)
  The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series B Preferred Stock.

  (k)
  Except with the consent of the holders of two-thirds of the then outstanding shares of Series B Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

  (l)
  As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

  (i)
  a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

    (ii)
    payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

    (iii)
    a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

    (iv)
    the Optional Make Whole Payment, if any, required pursuant to Section 6(a).

  (m)
  If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(l) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 1, 2003, among the Corporation, U.S. Bancorp Piper Jaffray and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series B Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

    (i)
    authorize or issue any other class or series of Preferred Stock ranking senior to the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series B Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series B Preferred Stock pursuant to the Securities Purchase Agreement; or

    (ii)
    pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series B Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

    (iii)
    reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series B Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

  (b)
  Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Optional Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

  (c)
  The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

        IN WITNESS WHEREOF, Manufacturers' Services Limited has caused this Certificate of Designations to be duly executed on July 2, 2003.

MANUFACTURERS' SERVICES LIMITED
By:	/s/ ALAN R. CORMIER Name: Alan R. Cormier Title: Vice President & General Counsel

EXHIBIT D

FORM OF AFFILIATE AGREEMENT

Ladies and Gentlemen:

        The undersigned, a holder of shares of                         , par value $             per share ("MSL Shares"), of Manufacturers' Services Limited, a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with MSL Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), Subordinate Voting Shares (the "Subordinate Shares") of Celestica Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained here should be construed as an admission of such fact.

        If the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Subordinate Shares received by the undersigned in exchange for any MSL Shares pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions including information with respect to the applicability to the sale of such securities pursuant to Rules 144 and 145(d) promulgated under the Act.

        The undersigned hereby represents to and covenants with the Company, Merger Sub and Parent that the undersigned will not sell, assign or transfer any of the Subordinate Shares received by the undersigned in exchange for MSL Shares pursuant to the merger except (i) pursuant to an effective registration statement under the Act or (ii) in conformity with Rule 145, or (iii) in a transaction which, in the opinion of the general counsel of Parent or other independent counsel reasonably satisfactory to Parent (including, without limitation, Davis Polk & Wardwell) or as described in a "no-action" or interpretative letter from Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

        In the event of a sale or other disposition by the undersigned of Subordinate Shares pursuant to Rule 145 prior to the one year anniversary of the Effective Time, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or in such other form reasonably acceptable to Parent. The undersigned understands that Parent may instruct its transfer agent not to effect the transfer of any Subordinate Shares disposed of by the undersigned prior to the one year anniversary of the Effective Time, but that upon receipt of such evidence of compliance Parent shall cause the transfer agent to effectuate the prompt transfer of the Subordinate Shares sold as indicated in such letter.

        The undersigned acknowledges and agrees that the following legend will be placed on certificates representing Subordinate Shares received by the undersigned in the merger, which legends will be removed by delivery of substitute certificates upon the earlier of (i) the one year anniversary of the Effective Time or (ii) receipt of (x) an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act or (y) with respect to Subordinate Shares sold or otherwise disposed of by the undersigned pursuant to Rule 145, a letter in the form of Annex I or in such other form reasonably acceptable to Parent.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE REOFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Subordinate Shares and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

Dated:

Very truly yours,

ANNEX I
TO EXHIBIT D

[NAME]                                      [DATE]

        On                          the undersigned sold the Subordinate Voting Shares of Celestica Inc. ("Parent") described below in the space provided for that purpose (the "Subordinate Shares'). The Subordinate Shares were received by the undersigned in connection with the merger of Manufacturers' Services Limited with and into MSL Acquisition Sub, Inc., a subsidiary of Parent.

        Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Subordinate Shares sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

        The undersigned hereby represents that the Subordinate Shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Subordinate Shares, and that the undersigned has not made any payment in connection with the offer or sale of the Subordinate Shares to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,
[Space to be provided for description of securities]

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TABLE OF CONTENTS
EXHIBITS
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
EXHIBIT A
CERTAIN DEFINITIONS
EXHIBIT B-1 STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
EXHIBIT B-2 STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
Schedule A
EXHIBIT C MANUFACTURERS' SERVICES LIMITED SECOND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
ARTICLE XIV
ARTICLE XV
ARTICLE XVI
ANNEX I
EXHIBIT A SUMMARY OF TERMS OF INDENTURE FOR SUBORDINATED EXCHANGE DEBENTURES
CERTIFICATE OF DESIGNATIONS OF 5.25% SERIES A CONVERTIBLE PREFERRED STOCK OF MANUFACTURERS' SERVICES LIMITED
CERTIFICATE OF DESIGNATIONS OF 4.5% SERIES B CONVERTIBLE PREFERRED STOCK OF MANUFACTURERS' SERVICES LIMITED
Annex II
EXHIBIT D FORM OF AFFILIATE AGREEMENT
ANNEX I TO EXHIBIT D